Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

among

CHINA XD PLASTICS COMPANY LIMITED,

MSPEA MODIFIED PLASTICS HOLDING LIMITED

XD. ENGINEERING PLASTICS COMPANY LIMITED

and

JIE HAN

________________________________

Dated August 15, 2011

________________________________

SCHEDULE 1	PART A – PARTICULARS OF THE COMPANY

PART B – PARTICULARS OF HK SPV

PART C – PARTICULARS OF PRC OPCO

PART D – PARTICULARS OF THE OTHER ONSHORE COMPANIES

PART E – STRUCTURE CHART

SCHEDULE 2	COMPANY WARRANTIES

SCHEDULE 3	INVESTOR WARRANTIES

SCHEDULE 4	KEY HOLDER WARRANTIES

SCHEDULE 5	LIST OF SINIOR MANAGERS

SCHEDULE 6	POST-COMPLETION CONVENANTS

EXHIBIT A	TERMS OF THE SERIES D PREFERRED STOCK

EXHIBIT B	FORM PLEDGE AGREEMENT

EXHIBIT C	AMENDMENT TO THE ARTICLES OF INCOROPRATION OF THE COMPANY

EXHIBIT D	AMENDMENT TO THE BY-LAWS OF THE COMPANY

EXHIBIT E	DIRECTOR INDEMNIFICATION AGREEMENT

EXHIBIT F-1	CERTIFICATE OF INCUMBENCY AND AUTHORITY OF COMPANY

EXHIBIT F-2	CERTIFICATE OF INCUMBENCY AND AUTHORITY OF INVESTOR

EXHIBIT G	COMPANY WIRE INSTRUCTION

********

SECURITIES PURCHASE AGREEMENT (this "Agreement") made on August 15, 2011

AMONG:

(1)	CHINA XD PLASTICS COMPANY LIMITED, a corporation organized and existing under Chapter 78 of the Nevada Revised Statutes of the State of Nevada of the United States of America (the "Company");

(2)
MSPEA MODIFIED PLASTICS HOLDING LIMITED, a company incorporated and existing under the laws of the Cayman Islands with its registered office at c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands (the "Investor");

(3)	XD. ENGINEERING PLASTICS COMPANY LIMITED, a company incorporated and existing under the laws of the British Virgin Islands ("XD Engineering"); and

(4)	JIE HAN (韩杰), a PRC Citizen ("Mr. Han").

RECITALS:

(A)	The Company is a Nevada corporation listed on Nasdaq (as defined below).

(B)
The Company owns all of the issued share capital of Favor Sea Limited (辉海有限公司), a company incorporated and existing under the laws of the British Virgin Islands ("BVI SPV").  BVI SPV owns all of the issued share capital of Hong Kong Engineering Plastics Company Limited (香港工程塑料有限公司), a limited liability company incorporated under the laws of HKSAR (as defined below) ("HK SPV") and Favor Sea (US) Inc. (辉海(美国) 有限公司), a corporation organized under the Business Corporation Law of the State of New York of the United States of America ("New York Co").   HK SPV owns all of the equity interest in Harbin Xinda Macromolecule Material Company Limited (哈尔滨鑫达高分子材料有限责任公司), a limited liability company incorporated in the PRC (as defined below) ("PRC Opco").  PRC Opco owns all of the equity interest in Harbin Xinda Macromolecule Material Engineering Center Company Limited (哈尔滨鑫达高分子材料工程中心有限责任公司), a limited liability company incorporated in the PRC ("Harbin Co"), Harbin Xinda Macromolecule Material Research Center Company Limited (哈尔滨高分子材料研究中心有限责任公司), a limited liability company incorporated in the PRC ("Harbin Research Center") and Harbin Xinda Macromolecule Materials Testing Technical Co., Ltd. (哈尔滨鑫达高分子材料检测技术有限责任公司), a limited liability company incorporated in the PRC ("Harbin Testing").  Harbin Co owns all of the equity interest in Heilongjiang Xinda Software Development Company Limited (黑龙江鑫达软件开发有限责任公司), a limited liability company incorporated in the PRC ("Heilongjiang Co").

(C)
Upon the terms and conditions set forth in this Agreement, the Company intends to issue and sell to the Investor, and the Investor intends to purchase, a certain number of convertible preferred shares in the capital of the Company.

AGREEMENT:

SECTION 1
INTERPRETATION

1.1	Definitions. In this Agreement, unless the context otherwise requires the following words and expressions have the following meanings:

"1933 Act" means the Securities Act of 1933 of the United States of America, as amended, and the rules and regulations promulgated thereunder.

"1934 Act" means the Securities Exchange Act of 1934 of the United States of America, as amended, and the rules and regulations promulgated thereunder.

"Actual Profit" for any Financial Year means the amount of consolidated net income of the Company for such Financial Year, after all charges and provisions for taxes and adjusted to exclude all Excluded Items, as determined by the Auditor based upon the Company Financial Statements for such Financial Year.

"Adjustment Shares" means any shares of Common Stock that (a) XD Engineering and/or Mr. Han shall sell and transfer to the Investor pursuant to Section 8.26(a), 8.26(b), or 8.26(c), or (b) the Company shall issue and allot to the Investor pursuant to Section 8.26(e).

"Affiliate" of a Person (the "Subject Person") means (a) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with the Subject Person and (b) in the case of a natural person, any other Person that is directly or indirectly Controlled by the Subject Person or is a Relative of the Subject Person.

"Auditor" means the auditor of the Company, which, at any time, shall be a Big 4 Accounting Firm or another accounting firm mutually agreed by the Company and the Investor.

"Big 4 Accounting Firm" means KPMG, PricewaterhouseCoopers, Deloitte Touche Tohmatsu or Ernst & Young or their PRC-domiciled Affiliates.

"Board" means the board of directors of the Company.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the PRC or HKSAR or New York City are required or authorized by law or executive order to be closed.

"Certificate of Designation" means the certificate of designation of the Series D Preferred Stock, the form of which is attached hereto as Exhibit A.

"China" or the "PRC" means the People's Republic of China and for the purpose of this Agreement shall exclude HKSAR, Taiwan and the Special Administrative Region of Macau.

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Common Stock" means the common stock, par value $0.0001 per share, in the capital of the Company.

"Company Charter Documents" means the Amended Articles of Incorporation of the Company, the By-laws of the Company and the certificates of designation of certain Equity Securities of the Company, each as amended from time to time.

"Company Financial Statements" means, for any Financial Year, the consolidated balance sheet, the consolidated statements of income and consolidated cash flows of the Company for such Financial Year, prepared and audited by a Big 4 Accounting Firm in accordance with U.S. GAAP.

"Completion" means the completion and closing of the purchase of the Purchased Shares.

"Completion Date" means the date and time at which Completion takes place.

"Control" of a Person means (a) ownership of more than 50% of the shares in issue or other equity interests or registered capital of such Person or (b) the power to direct the management or policies of such Person, whether through ownership or voting proxy of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise.

"Conversion Shares" means the shares of the Common Stock the Investor is entitled to receive upon conversion of the Purchased Shares.

"Disclosure Schedule" means the disclosure letter delivered by the Company to the Investor on the date hereof.

"Encumbrance" means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security interest or any other encumbrance but which has an economic or financial effect similar to the granting of security interest or any other encumbrance under applicable law, (b) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any Person, (c) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (d) any adverse claim as to title, possession or use.

"Equity Securities" means, with respect to any Person, such Person's capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities, that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital or joint venture or other ownership interests. Unless the context otherwise requires, any reference to "Equity Securities" refers to the Equity Securities of the Company.

"Excluded Items" means (a) all extraordinary or non-recurring gains or losses for the relevant period, (b) all gains or losses derived from any business operation other than the Principal Business of the Group or otherwise derived outside the ordinary course of business of the Group for the relevant period, and (c) all gains or losses attributable to accounting treatment of the Purchased Shares.

"Exempted Issuance" means (a) any issuance of Common Stock upon the conversion of the Series D Preferred Stock; (b) the conversion, exercise or exchange of options, warrants or convertible securities of the Company that are outstanding and have been fully disclosed to the Investor as of the Completion Date; (c) any issuance of shares of Common Stock or options to employees, officers, directors or other service providers of the Company pursuant to any stock or option plan duly approved for such purpose including the approval by the Board; (d) any issuance of Common Stock, options, warrants or convertible securities of the Company pursuant to acquisitions or other strategic transactions, in each case approved by the Board (including the affirmative vote or written consent of at least one (1) Series D Director) and (e) any issuance of Adjustment Shares.

"Existing Financial Statements" means (i) the audited consolidated balance sheets, the audited consolidated statements of income and the audited consolidated statements of cash flows of the Company for the year ended and as of December 31, 2010 and (ii) the consolidated balance sheet, the consolidated statements of income and the consolidated statements of cash flows of the Company for the quarter ended and as of June 30, 2011, in each case prepared in accordance with US GAAP.

"Financial Year" means the financial year of the Company, which ends on December 31 of each calendar year.

"Governmental Authority" means, any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange, whether domestic or foreign, in each case having competent jurisdiction.

"Group" means, the Company and any of its direct and indirect Subsidiaries.

"Group Member" means any member of the Group.

"Hong Kong" or "HKSAR" means the Hong Kong Special Administrative Region of the PRC.

"IFRS" means the international financial reporting standards prescribed by the International Accounting Standards Board and its successors.

"Material Adverse Change" means any change, effect, event, occurrence, state of fact or development that, individually or together with any one or more changes, effects events, occurrences, states of facts or developments, has had or could be reasonably expected to have a material adverse impact on (i) the business, operations, properties, financial position (including any material increase in provisions), earnings or condition of the Group, taken as a whole or (ii) the ability of the Company and/or XD Engineering to timely perform its obligations under and consummate the transactions contemplated by this Agreement in accordance with its terms, provided that in no event shall any of the following, either alone or in combination, constitute a "Material Adverse Change" with respect to clause (i): (A) changes affecting the general economic conditions or financial markets generally in the PRC; (B) changes in applicable accounting principles, or any applicable law, rule or regulation or any interpretation thereof after the date hereof; (C) changes that are the result of factors generally affecting the industries in which the Group Members operate; (D) effects resulting from the public announcement of this Agreement; (E) effects resulting from any actions required to be taken pursuant to this Agreement; or (F) changes in the market price or trading volume of the Common Stock in and of itself (it being understood that any fact, event, circumstance, development, condition, change, occurrence or effect causing or contributing to such change in market price or trading volume may be taken into account in determining whether a Material Adverse Change has occurred or could reasonably be expected to occur); provided further, that facts, events, circumstances, developments, conditions, changes, occurrences or effects set forth in clauses (A), (B) and (C) above shall be taken into account in determining whether a "Material Adverse Change" has occurred or could reasonably be expected to occur if and to the extent such facts, events, circumstances, developments, conditions, changes, occurrences or effects individually or in the aggregate have a disproportionate impact on the Group, taken as a whole, relative to the other participants in the industries and geographic markets in which the Company and the Group Members conduct their businesses.

"Nasdaq" means the NASDAQ Global Market or any successor thereto.

"Nasdaq Stockholder Approval" means the stockholder approval of the Company required by Nasdaq in connection with the transactions contemplated by the Transaction Documents including the issuance or potential issuance of a number of shares of Common Stock which is greater than or equal to 20% of the number of shares of Common Stock outstanding on the date of this Agreement and/or any potential change of control (as defined under the rules and regulations of Nasdaq).

"Onshore Companies" means PRC Opco, Harbin Co, Harbin Research Center, Harbin Testing, Heilongjiang Co and the other legal entities set forth in Schedule 1 and any other Person in the PRC in which any of the foregoing legal entities directly or indirectly owns any interest.

"Party" or "Parties" means any signatory or the signatories to this Agreement and any Person that subsequently becomes a party to this Agreement as provided herein.

"Person" means any natural person, firm, company, Governmental Authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).

"Pledge Agreement" means the Pledge Agreement by and between the Investor and XD Engineering substantially in the form attached hereto as Exhibit B.

"PRC GAAP" means generally accepted accounting principles applied in the PRC.

"Principal Business" means the business of the Group, being the development, manufacturing and distribution of modified plastics for use in the production of automobile, airplane, high-speed train and ship parts and components.

"Pro Rata Share" means the proportion that the number of the shares of Common Stock held the Investor bears to the aggregate number of Common Stock, each on a fully-diluted basis.

"Purchased Shares" means a total of 16,000,000 shares of Series D Preferred Stock to be purchased by the Investor pursuant to the terms of this Agreement.

"Redemption Shares" means any shares of Common Stock that the Company shall redeem from XD Engineering and/or Mr. Han pursuant to Section 8.26(e).

"Registration Right Agreement" means the Registration Right Agreement, dated as of the date hereof by and between the Company and the Investor.

"Related Party" means (a) any Affiliate of any Group Member and (b) any director or officer of any Group Member or any Affiliate thereof.

"Relative" of a natural person means the spouse of such person and any parent, grandparent, child, grandchild, sibling, cousin, in-law, uncle, aunt, nephew or niece of such person or spouse.

"Relevant Person" means (i) a director, officer, employee, or agent of any Group Member and (ii) in the case of the Company, anyone that exercises Control over the Company, and in the case of any other Group Member, anyone that holds Equity Securities of such Group Member.

"SEC" means the United States Securities and Exchange Commission or any successor thereto.

"Senior Managers" means the Company's chief executive officer, chief financial officer, chief operating officer, chief technical officer, and chief administrative officer and other officers of the Company of equivalent positions. The Senior Managers as of the date of this Agreement and as of the Completion Date are set forth in Schedule 5.

"Series C Preferred Stock" means series C convertible preferred stock, par value US$0.0001 per share, in the capital of the Company.

"Series D Director" has the meaning given to it in the Certificate of Designation.

"Series D Preferred Stock" means series D junior convertible preferred stock, par value US$0.0001 per share, in the capital of the Company, with the rights, privileges and preferences set forth in the Certificate of Designation.

"Stockholders' Agreement" means the Stockholders' Agreement, dated as of the date hereof by and among the Investor, XD Engineering and Mr. Han.

"Subsidiary" of any Person (the "Parent") means any Person Controlled by the Parent.

"Target Completion Date" means November 15, 2011.

"Tax" means any tax, duty, deduction, withholding, impost, levy, fee, assessment or charge of any nature whatsoever (including, without limitation, income, franchise, value added, sales, use, excise, stamp, customs, documentary, transfer, withholding, property, capital, employment, payroll, ad valorem, net worth or gross receipts taxes and any social security, unemployment or other mandatory contributions) imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, national or other body in the PRC, the United States or elsewhere and any interest, addition to tax, penalty, surcharge or fine in connection therewith.

"Tax Authority" means any Governmental Authority which seeks to impose any Taxation in any jurisdiction.

"Tax Returns" means any and all reports, returns, declarations, disclosures, or statements supplied or required to be supplied to a Tax Authority in connection with any Tax, including any schedule, attachment or amendment thereto.

"Transaction Documents" means this Agreement, the Stockholders' Agreement, the Pledge Agreement, the Certificate of Designation, the Registration Right Agreement and the Company Charter Documents.

"US GAAP" means generally accepted accounting principles as applied in the United States of America.

"US$" means United States Dollars, the lawful currency of the United States of America.

1.2	Terms Defined Elsewhere in this Agreement. The following terms are defined in this Agreement as follows:

"2011 Performance Target"	Section 8.25(a)
"2011 Share Adjustment"	Section 8.26(a)
"2012 Performance Target"	Section 8.25(b)
"2012 Share Adjustment"	Section 8.26(b)
"2013 Performance Target"	Section 8.25(c)
"2013 Share Adjustment"	Section 8.26(c)
"8-K Filing"	Section 8.11
"Actual Profit Notice"	Section 8.26(g)
"Adjustment Notice"	Section 8.26(g)
"Agreement"	Preamble
"BVI SPV"	Recitals
"Company Warranties"	Section 6.1
"Company"	Preamble
"Confidential Information"	Section 7.1
"Consideration"	Section 2.1
"DTC"	Section 8.24
"Fees and Expenses"	Section 9.1
"Harbin Co"	Recitals
"Harbin Research Center"	Recitals
"Harbin Testing"	Recitals
"Heilongjiang Co"	Recitals
"HK SPV"	Recitals
"Indemnified Party"	Section 10.1
"Indemnifying Party"	Section 10.1

"Investor"	Preamble
"Investor Warranties"	Section 6.2
"Issuance Notice Period"	Section 8.16(c)
"Key Holder"	Section 10.2(b)
"Key Holder Warranties"	Section 6.3
"Losses"	Section 10.1
"Material Contracts"	Schedule 2
"Mr. Han"	Preamble
"New York Co"	Recitals
"Performance Targets"	Section 8.24
"PRC Opco"	Recitals
"Preemptive Right"	Section 8.16(a)
"Proceeds"	Section 2.3
"Process Agent"	Section 14.3
"Proposed Recipient"	Section 8.16(a)
"Reporting Period"	Section 8.3
"Representatives"	Section 7.1
"Series D Director Designee"	Section 8.15
"XD Engineering"	Preamble

1.3	Interpretation.

(a)
Directly or Indirectly.  The phrase "directly or indirectly" means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and "direct or indirect" has the correlative meaning.

(b)
Gender and Number.  Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)	Headings. Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(d)	Include not Limiting. "Include," "including," "are inclusive of" and similar expressions are not expressions of limitation and shall be construed as if followed by the words "without limitation."

(e)
Law.  References to "law" shall include all applicable laws, regulations, rules and orders of any Governmental Authority, or any other self-regulating body, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and "lawful" shall be construed accordingly.

(f)
References to Documents.  References to this Agreement include the Schedules and Exhibits, which form an integral part hereof.  A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to this Agreement.  The words "hereof," "hereunder" and "hereto," and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto.  A reference to any document (including this Agreement) is, unless otherwise specified, to that document as amended, restated, consolidated, supplemented, novated or replaced from time to time.

(g)
Share Calculations.  In calculations of share numbers, references to a "fully diluted basis" mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Common Stock (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged. Any share calculation that makes reference to a specific date shall be appropriately adjusted to take into account any share split, share consolidation or similar event after such date.

(h)
Knowledge. Where any statement is qualified by the expression "to  a Person's knowledge, information and belief" or any similar expression, that statement shall, unless otherwise stated or context otherwise demands, be deemed to refer to such Person's actual knowledge and the deemed knowledge of such matters as such Person would have discovered, had such Person made reasonable enquiries and investigations of a Person in the position of such Person.  In respect of the "knowledge of the Company", the foregoing sentence shall be interpreted by replacing the term "such Person" or other words of similar intent with "Mr. Han and the other Senior Managers" mutatis mutandis.

(i)	Writing. References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(j)	Language. This Agreement is drawn up in the English language.

SECTION 2
SALE AND PURCHASE OF THE SERIES D PREFERRED STOCK

2.1
Purchased Shares. Upon the terms and subject to the conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to issue and sell to the Investor at Completion, the Purchased Shares for a total purchase price of US$100,000,000 (the "Consideration").

2.2	Consideration. The Investor shall pay the Consideration at Completion in accordance with Section 4.2(b).

2.3	Use of Proceeds. The Company shall use the proceeds from the issuance of the Purchased Shares (the "Proceeds") to fund the capital expenditures and working capital of the Group.

SECTION 3
CONDITIONS PRECEDENT TO COMPLETION

3.1
Conditions Precedent to Obligations of the Investor at Completion.  The obligation of the Investor to complete the purchase of the Purchased Shares at Completion is subject to the fulfillment, prior to or simultaneously with Completion, of the following conditions, any one or more of which may be waived in writing by the Investor:

(a)
the Company Warranties and the Key Holder Warranties remaining true and correct in all material respects (it being understood that any Company Warranty or Key Holder Warranty qualified as to  “materiality,” “Material Adverse Change,” “in all material respects” or similar wording set forth therein shall be true and correct in all respects) on the Completion Date as provided in Section 6.5 (except for those warranties that speak as of a specific date in which case, such warranties shall be true and correct in all material respects as of such date);

(b)
each of the Company, XD Engineering and Mr. Han having performed and complied in all material respects with all of its or his agreements and obligations contained in the Transaction Documents to which it or he is a party that are required to be performed or complied with by it or him on or before Completion;

(c)
Each of the Company and XD Engineering having duly attended to and carried out all corporate procedures that are required under the laws of its place of incorporation or establishment to effect its execution, delivery and performance of each Transaction Document to which it is a party and the transactions contemplated thereby, and having provided copies of all resolutions (and all attachments thereto) described below to the Investor (each certified by a duly authorized director or officer to be true, complete and correct copies as of the Completion Date) which corporate procedures shall include:

(i)
approval by the Board and the written consent of XD Engineering and Mr. Han as stockholders of the Company on or prior to the date hereof, each to the extent required by the applicable law and Company Charter Documents, of the following:

(1)	the authorization and issuance of the Series D Preferred Stock to the Investor; and

(2)	the execution, delivery and performance by the Company of each Transaction Document to which it is a party and all the transactions contemplated thereby.

(ii)
approval by the board of directors and the stockholder(s) of XD Engineering, to the extent required by the applicable law or its charter documents, of the execution, delivery and performance by such entity of each Transaction Document to which it is a party and all transactions contemplated thereby;

(d)	the amendment to the Amended Articles of Incorporation of the Company in the form attached hereto as Exhibit C having been duly adopted.

(e)	the amendment to the By-laws of the Company in the form attached hereto as Exhibit D having been duly adopted;

(f)
all consents and approvals of, notices to and filings or registrations (collectively, the "Approval") with any Governmental Authority or any other Person required pursuant to any applicable law of any Governmental Authority (including any anti-trust, competition or similar legal requirements in any jurisdiction), or pursuant to any contract binding on the Company, XD Engineering, or Mr. Han or whereby their respective assets are subject or bound, to consummate the transactions contemplated by this Agreement and the other Transaction Documents (to the extent that such transactions are to be completed on or prior to the Completion Date) including the Nasdaq Stockholder Approval, having been obtained or made and copies thereof having been provided to the Investor (each certified by a duly authorized director or officer to be true, complete and correct copies thereof as of the Completion Date);

(g)	there being no Governmental Authority or other Person that has:

(i)
instituted or threatened any legal, arbitral or administrative proceedings or inquiry against XD Engineering, Mr. Han, the Company or any other Group Member to restrain, prohibit, delay or otherwise challenge the transaction contemplated hereby or under any Transaction Document or requested any information in connection with the possible institution of any such proceedings or inquiry; or

(ii)
proposed or enacted any statute or regulation which would prohibit, materially restrict, impact or delay implementation of the transactions contemplated under any Transaction Document or the operation of any Group Member or the operation of any Group Member after Completion as contemplated by the Transaction Documents;

(h)	each of the Transaction Documents having been executed by each party thereto other than the Investor and delivered to the Investor;

(i)	there having been since the date of this Agreement, no Material Adverse Change ;

(j)
the Company having delivered to the Investor a copy of the register of directors of the Board as at the Completion Date and copies of all resolutions and documentation evidencing the composition of the Board, certified by a duly authorized director of the Board and the Secretary of the Company to be true, complete and correct copies thereof, and reflecting that the two Series D Director Designees have been duly elected to the Board immediately prior to the Completion;

(k)
the Company having delivered to the Investor (i) duly executed director indemnification agreements in favor of the Series D Directors, in substantially the form attached as Exhibit E hereto, and (ii) evidence that the Company's existing directors' and officers' liability insurance policy that (x) is maintained by the Company covering an aggregate limit of liability of no less than US$10 million, and (y)  has been amended to provide coverage in respect of the Series D Directors in an amount equal to that extended to the Company’s current directors;

(l)	the Company having delivered evidence to the satisfaction of the Investor of the appointment of a Process Agent pursuant to Section 14.3;

(m)	the Company having delivered to the Investor evidence to the satisfaction of the Investor that the Company is validly existing and in good standing in the State of Nevada;

(n)
the Company having delivered to the Investor evidence to the satisfaction of the Investor that the Company has engaged a Big 4 Accounting Firm as the Auditor on or prior to the date hereof and such Auditor having conducted standard opening balance audit procedures and having not resigned;

(o)	the Company having provided a certificate of incumbency and authority in the form attached at Exhibit F-1;

(p)	the due filing of the Certificate of Designation with the Secretary of the State of State of Nevada;

(q)
completion of all appropriate actions to elect or appoint at Completion the Series D Directors to the Board and the Compensation Committee thereof, including, if necessary, taking such appropriate actions to increase the size of the Board and the Compensation Committee thereof to effect such election or appointment;

(r)	Mr. Han having acquired all of the Equity Securities of XD Engineering;

(s)	there being no outstanding comments from the SEC regarding any filings by the Company;

(t)	there having been no suspension in trading of the Common Stock;

(u)
each of the Company, XD Engineering and Mr. Han having delivered to the Investor (i) a certificate, dated the Completion Date and signed by an authorized signatory of such Person, certifying that the conditions set forth in paragraphs (a) through (s) of this Section 3.1 have been satisfied and (ii) such other evidence of the satisfaction of such conditions as the Investor may reasonably request;

(v)	there being no valid injunction that restrains or prohibits the Investor from performing its obligations under any Transaction Document;

(w)
the Investor having received legal opinions from: (i) the Company's Nevada legal counsel, and (ii) the Company's PRC legal counsel; (iii) the Company's Hong Kong legal counsel, (iv) the Company's New York legal counsel, and (v) the Company's British Virgin Islands legal counsel,, each dated as of the Completion Date in form and substance to the satisfaction of the Investor; and

(x)	Nasdaq having approved the listing of the shares of Common Stock issuable upon conversion of the Purchased Shares on Nasdaq.

3.2
Conditions Precedent to Obligations of Company at Completion.  With respect to the Investor, the Company's obligation to complete the allotment and issuance of the Purchased Shares at Completion is subject to the fulfillment, prior to or simultaneously with Completion, of the following conditions, any one or more of which may be waived by the Company:

(a)
the Investor Warranties remaining true and correct in all material respects (it being understood that any Investor Warranty qualified as to “materiality,” “Material Adverse Change,” “in all material respects” or similar wording set forth therein shall be true and correct in all respects) on the Completion Date;

(b)
the Investor having performed and complied in all material respects with all of its agreements and obligations contained in this Agreement and the other Transaction Documents to which it is a party that are required to be performed or complied with by it on or before Completion;

(c)
the Investor having duly attended to and carried out all corporate procedures that are required under the laws of its place of incorporation or establishment to effect its execution, delivery and performance of each Transaction Document to which it is as a party and the transactions contemplated thereby;

(d)	there being no valid injunction that restraints or prohibits XD Engineering, Mr. Han or the Company from performing such Party's obligations under any Transaction Document;

(e)	each of the Transaction Documents having been executed by the Investor and delivered to the other parties;

(f)	the Investor having provided a certificate of incumbency and authority in the form attached at Exhibit F-2;

(g)
the Investor having delivered to the Company (i) a certificate, dated the Completion Date and signed by an authorized signatory of such Person, certifying that the conditions set forth in paragraphs (a) through (f) of this Section 3.2 have been satisfied.

SECTION 4
COMPLETION ACTIONS

4.1
Time and Place of Completion.  Completion shall take place at the Hong Kong offices of Paul, Weiss, Rifkind, Wharton & Garrison, 12th Floor, Hong Kong Club Building, 3A Chater Road, Central, Hong Kong on the third Business Day after all the conditions precedent set forth in Sections 3.1 and 3.2 (other than those conditions precedent that by their terms cannot be fulfilled until Completion) are satisfied or waived in writing, or at such other time and place as the Parties may agree or as may be determined pursuant to Section 4.3.

4.2	Actions at Completion. With respect to the Investor, at Completion,

(a)	the Company shall:

(i)	allot and issue the Purchased Shares to the Investor as fully paid up, non-assessable and free and clear of any Encumbrances;

(ii)
duly register the Investor as the holder of the Purchased Shares in the Company's register of stockholders or stock ledger and deliver a copy of the register of stockholders or stock ledger to the Investor, certified as a true, correct and complete copy by a director of the Company and the secretary of the Company;

(iii)
cause the transfer agent of the Company to duly record the Investor as the holder of the Purchased Shares in the records of the transfer agent and deliver a copy of such records to the Investor, certified as a true, correct and complete copy by a duly authorized officer of the transfer agent;

(iv)	deliver to the Investor a share certificate, duly completed in the name of the Investor and reflecting the Investor's ownership of the Purchased Shares; and

(v)	deliver to the Investor a receipt for payment of the Consideration; and

(b)
subject to Section 9, the Investor shall pay the Consideration, by wire transfer of immediately available funds to an account opened by the Company in accordance with the instructions set forth in Exhibit G.

4.3	Actions if Conditions not Fulfilled. If any condition set forth in Section 3 shall not have been fulfilled or waived in writing by the Target Completion Date,

(a)
the Investor, in the case of a failure of any of the conditions set forth in Section 3.1 by the Company, may, at its option, without prejudice to its rights hereunder and in accordance with applicable law:

(i)	defer Completion of its purchase of Purchased Shares to a later date;

(ii)	so far as practicable, proceed to Completion of its purchase of Purchased Shares; or

(iii)	terminate this Agreement, in accordance with Section 11.2; and

(b)	the Company, in the case of a failure of any of the conditions set forth in Section 3.2, may, at its option, without prejudice to its rights hereunder and in accordance with applicable law:

(i)	defer Completion to a later date;

(ii)	so far as practicable, proceed to Completion; or

(iii)	terminate this Agreement in accordance with Section 11.2.

SECTION 5
OBLIGATIONS OF THE COMPANY  BETWEEN EXECUTION AND COMPLETION

5.1
Notices of Breaches.  From the date hereof until the Completion Date, except as disclosed in the Transaction Documents or otherwise as contemplated thereunder, the Company shall, and shall cause each other Group Member to, conduct its business in a manner consistent with its past practice in its ordinary cause of business.  The Company shall give the Investor prompt notice of any event, condition or circumstance occurring prior to the Completion Date that would constitute a breach of any terms and conditions contained in this Agreement.

5.2
Restrictions on Actions between Execution and Completion.  From the date hereof until the Completion Date, other than as set forth in this Agreement, other Transaction Documents or as set forth in Section 6(pp) of the Disclosure Schedule, the Company shall not, and shall not permit any other Group Member to, without the prior written consent of the Investor, which consent if it is to be given shall not be unreasonably delayed:

(a)	amend, modify or waive any provisions of any Transaction Document;

(b)	make any distribution of profits by way of interim or final dividend, capitalization of reserves or otherwise;

(c)
appoint or change the accounting firm responsible for the audit of the Group, or make any material change of accounting or audit policies of any Group Member other than such change required by the auditor of the Company;

(d)
make any investment or any disposition that is not in the ordinary course of business of the Group or make any capital expenditure or incur any commitment in an aggregate amount exceeding US$2 million;

(e)
approve, waive or make adjustments or modifications to the terms of transactions involving the interest of any Related Party with the transaction value individually or in the aggregate exceeding US$2 million, other than the transactions (x) expressly contemplated in the Transaction Documents and (y) solely between or among the Group Members;

(f)
increase, reduce or cancel the authorized or issued Equity Securities of any Group Member or issue, allot, purchase or redeem any Equity Securities of any Group Member, undertake any recapitalization or similar transaction or do any act which has the effect of diluting or reducing the effective shareholding of the holders of the Series D Preferred Stock on a fully-diluted basis in any Group Member; amend, modify or waive any provision of any document including any certificate of designation related to any authorized or issued Equity Securities of any Group Member;

(g)
make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of any shares of the Series D Preferred Stock under the 1933 Act, whether through integration with prior offerings or otherwise;

(h)	borrow any money or obtain any financial facilities in an aggregate amount exceeding US$2 million;

(i)	create or allow to exist any Encumbrance of any nature in an aggregate amount exceeding US$2 million whatsoever on any of the property, undertaking, assets or rights of any Group Member;

(j)	enter into any reorganization, consolidation, merger, joint venture or partnership, or acquire, sell, transfer or dispose any Equity Securities of any Person;

(k)
acquire, sell, transfer, license, or otherwise dispose in any form of any asset including any trademarks, patents or other intellectual property owned by any Group Member, other than the sales of products to customers in the ordinary course of business;

(l)
make any alteration or amendment to the Company Charter Documents  or the charter documents of any other Group Member, or change the size or composition of its board of directors or any committee thereof other than contemplated under the Transaction Documents;

(m)
approve any budget or business plan of any Group Member or any modification thereto, or approve the execution or termination of any Material Contract by any Group Member that is not in the ordinary cause of business of the Group;

(n)	cease to conduct or carry on business as now conducted, approve the development of any new line of business or change any part of its business activities;

(o)	settle, compromise or concede any litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures;

(p)	employ or terminate any Senior Manager; or

(q)	conduct any bankruptcy or insolvency related proceeding.

5.3
Listing.  The Company shall use commercially reasonable best efforts to secure the subsequent listing on the Nasdaq of all of the shares of Common Stock issuable upon conversion of the Purchased Shares and the ongoing listing of such securities thereon.  In connection with the application for such subsequent listing, the Parties agree to cooperate and conduct good faith discussions with Nasdaq and to take all necessary steps, if any, required by Nasdaq in connection with the approval of such application and the continued listing of such securities so long as such requirement does not materially and adversely affect the Parties’ rights and obligations under the Transaction Documents and any related document.

SECTION 6
REPRESENTATIONS AND WARRANTIES

6.1
Company Warranties.  The Company represents and warrants to the Investor in the terms of the warranties set forth in Schedule 2 hereto (such warranties, the "Company Warranties") and acknowledge that the Investor in entering into this Agreement is relying on such Company Warranties.

6.2
Investor Warranties. The Investor represents and warrants to the Company, XD Engineering and Mr. Han in the terms of the warranties set forth in Schedule 3 hereto (such warranties, the "Investor Warranties") and acknowledges that the Company in entering into this Agreement is relying on the Investor Warranties.

6.3
Key Holder Warranties. Each of Mr. Han and XD Engineering, jointly and severally, represents and warrants to the Investor in terms of the warranties set forth in Schedule 4 hereto (such warranties, the "Key Holder Warranties") and acknowledges that the Investor is entering into this Agreement is relying on the Key Holder Warranties.

6.4
Knowledge of Claims.  Each of the Company Warranties, the Key Holder Warranties and the Investor Warranties is given subject to the matters fully and fairly disclosed in the numbered and lettered section corresponding to such Company Warranties, Key Holder Warranties and Investor Warranties in the Disclosure Schedule (including the schedules and the appendices thereof).  No other information relating to any Group Member, XD Engineering or Mr. Han of which Investor has knowledge (actual or constructive), no other information relating to the Investor of which the Company, XD Engineering or Mr. Han has knowledge (actual or constructive) and no investigation by or on behalf of the Investor, the Company, XD Engineering or Mr. Han shall prejudice any claim made by the Investor, the Company, XD Engineering or Mr. Han, as the case may be, under the indemnity contained in Section 10, or operate to reduce any amount recoverable thereunder.  It shall not be a defense to any claim against the Company, XD Engineering or Mr. Han or the Investor that the Company, XD Engineering or Mr. Han or the Investor, as the case may be, knew or ought to have known or had constructive knowledge of any information (other than as fully and fairly disclosed in the Disclosure Schedule) relating to the circumstances giving rise to such claim.  The Disclosure Schedule shall be deemed to take effect as at the date hereof.

6.5
Bring-Down to Completion.  The Company Warranties and the Key Holder Warranties shall be deemed to be repeated as at the Completion Date as if they were made on and as of the Completion Date and all references therein to the date of this Agreement were references to the Completion Date.

6.6	Survival. The Company Warranties and the Key Holder Warranties shall survive the Completion Date for a period of two (2) years following the Completion Date.

SECTION 7
CONFIDENTIALITY; RESTRICTION ON ANNOUNCEMENTS

7.1
General Obligation.    Each Party undertakes to the other Parties that it shall not reveal, and that it shall use its commercially reasonable efforts to procure that its respective directors, officers, employees, agents, counsel and advisors who are in receipt of any Confidential Information (collectively, "Representatives") do not reveal, to any third party any Confidential Information without the prior written consent of the Company or the concerned Party, as the case may be, or use any Confidential Information in such manner that is detrimental to the Company or the concerned Party, as the case may be.  The term "Confidential Information" as used in this Section 7 means, (a) any non-public information concerning the organization, structure or business of any Party; (b) the terms of this Agreement and the terms of any of the other Transaction Documents, and the identities of the Parties and their respective Affiliates; and (c) any other information or material prepared by a Party or its Representatives that contains or otherwise reflects, or is generated from, Confidential Information.

7.2	Exceptions. The provisions of Section 7.1 shall not apply to:

(a)
disclosure of Confidential Information that is or becomes generally available to the public other than as a result of disclosure by or at the direction of a Party or any of the Representatives in violation of this Agreement;

(b)
disclosure by a Party to a Representative or an Affiliate, provided that such Representative or Affiliate (i) is under a similar obligation of confidentiality or (ii) is otherwise under a binding professional obligation of confidentiality;

(c)
disclosure, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent required under the rules of any stock exchange on which the shares of a Party or its parent company are listed or by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; provided that no prior notice to any Party shall be required to be given under this Section 7.2(c) with respect to any dispute arising out of or relating to this Agreement; or

(d)
disclosure by the Investor of Confidential Information to a financing source in connection with an arrangement under Section 8.10 hereof; provided that such financing source shall be subject to confidentiality obligations similar to the ones set forth in this Section 7.

7.3
Publicity.  Subject to Section 8.11, except as required by law, by any Governmental Authority including any relevant stock exchange on which the shares of a Party or its parent company are listed or otherwise agreed by all the Parties, no publicity release or public announcement concerning the relationship or involvement of the Parties shall be made by any Party; provided that any such publicity release or public announcement shall be reviewed and agreed by all Parties hereto prior to its release.

SECTION 8
COVENANTS

8.1
Commercially Reasonable Best Efforts.  Each party shall use its/his commercially reasonable best efforts to timely satisfy each of the covenants and conditions for Completion to be satisfied by it/him as provided in this Agreement.

8.2
Corporate Existence.  Except as approved in accordance with the Company's then-existing articles of incorporation (including by the requisite holders of Purchased Shares pursuant to the Certificate of Designation), so long as the Investor beneficially owns any Purchased Shares or Conversion Shares, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets and shall not be party to any Reorganization Event (as defined in the Certificate of Designation).

8.3
Reporting Status.  Until the earlier of (i) the date on which the Investor shall have sold all of the Purchased Shares and the Conversion Shares and (ii) the date on which the Investor may sell all of the Purchased Shares and the Conversion Shares without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor rule thereto) promulgated under the 1933 Act (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act would no longer require or otherwise permit such termination.

8.4	Form S-3 Eligibility. The Company shall use commercially reasonable efforts to maintain its eligibility to register the Conversion Shares for resale by the Investor on Form S-3.

8.5
Listing.  The Company shall use commercially reasonable efforts to maintain the Common Stock's authorization for listing on the Nasdaq.  Neither the Company nor any other Group Member shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Nasdaq.

8.6
Financial Information.  The Company agrees to promptly, and in any event within five days of completion thereof, send the following to the Investor during the Reporting Period unless the following are filed with the SEC through the EDGAR system and are available to the public through the EDGAR system (i) a copy of its Annual Reports and Quarterly Reports on Form 10-K or 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act or such similar reports or financial statements if not filed with the SEC on such Forms, and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

8.7
Information Rights.  So long as the Investor is entitled to appoint the Series D Directors or its nominees serve as directors of the Company, upon the reasonable request of the Investor the Company shall provide to the Investor financial or other information (including non-public information) regarding the business and operation of the Group, including any information or statements as may be reasonably necessary for the Investor (or any of its direct or indirect owner) to file any Tax Return or other filings required by law.  So long as the Investor is entitled to appoint the Series D Directors or its nominees serve as directors of the Company, upon the Investor's request, and with reasonable prior notice to the Company, the Company shall permit representatives of the Investor, during normal office hours, to (a) visit any of the sites and premises where the business of each Group Member is conducted; (b) inspect any of the sites, facilities, plants and equipment of each Group Member; and (c) have access to those officers, employees, agents, accountants, auditors, contractors and subcontractors of each Group Member who have or may have knowledge of matters with respect to which the Investor seeks information.

8.8
Budgets and Business Plans.  The Company shall prepare a proposed annual operating and capital budget and business plan for the Company, which shall be submitted to the Investor within 90 days after the commencement of each fiscal year of the Company.  The Board shall adopt a budget and business plan for the Company promptly after the submission of such budget and business plan after the commencement of the relevant fiscal year of the Company, which the Board shall review at least twice annually and may revise from time to time in accordance with the needs of the Group.

8.9
Notification to the Investor.  The Company shall promptly notify the Investor of the occurrence of any transaction or event (i) as a consequence of which caused by the Company (whether alone or together with any one or more transactions or events occurring before, on or after the Completion Date) any material Liability of any Group Member has arisen or will or may arise (including any legal proceedings or material threatened legal proceedings), or (ii) which may otherwise cause a material adverse effect on any Group Member.

8.10
Pledge of Securities.  The Company acknowledges and agrees that the Purchased Shares and the Conversion Shares may be pledged by the Investor in connection with a bona fide margin agreement or other loan or financing arrangement.  The pledge of the Purchased Shares and the Conversion Shares shall not be deemed to be a transfer, sale or assignment of such securities hereunder, and by effecting such a pledge the Investor shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.  The Company hereby agrees to execute and deliver such documentation as a pledgee may reasonably request in connection with such a pledge by the Investor.

8.11
Disclosure of Transactions and Other Material Information.  Subject to Section 7, on or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents as exhibits to such filing (including all attachments thereto, the "8-K Filing"), provided that the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release. In the event that the Investor is not entitled to appoint the Series D Directors and its nominees no longer serve as directors of the Company, the Company shall not, and shall cause each other Group member not to, provide the Investor with any material, nonpublic information regarding the Company or any other Group Member without the express written consent of the Investor prior to such disclosure.

8.12
Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Purchased Shares and the Conversion Shares as required under Regulation D under the 1933 Act and to provide a copy thereof to the Investor promptly after such filing.  The Company shall, on or before the Completion, take such action as necessary in order to obtain an exemption for or to qualify the Purchased Shares and the Conversion Shares for sale to the Investor at the Completion pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Completion.  The Company shall make all filings and reports relating to the offer and sale of the Purchased Shares and the Conversion Shares required under applicable securities or "Blue Sky" laws of the states of the United States following the Completion.

8.13
Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance and delivery upon conversion of the Series D Preferred Stock, as provided in the Certificate of Designation, the maximum number of Conversion Shares that may be issuable or deliverable upon such conversion. Such Conversion Shares are duly authorized and, when issued or delivered in accordance with the Certificate of Designation, shall be validly issued, fully paid and non-assessable.  The Company shall issue such Conversion Shares in accordance with the terms of the Certificate of Designation, and otherwise comply with the terms hereof and thereof.

8.14
Information Statement.  Promptly after the written consent of XD Engineering and Mr. Han to the transactions contemplated under the Transaction Documents, the Company shall (x) file with the SEC an information statement in conformance with the 1934 Act and in accordance with Nevada law within three (3) Business Days after the date hereof, and comply with any comments from the SEC to revise such information statement as soon as practicable; and (y) mail such information statement to its stockholders of record in compliance with applicable law as soon as practicable after the SEC informs the Company that it has completed the review of such information statement and has no further comments. The information statement, as well as any proposed revisions thereto, shall be reviewed by the Investor prior to its filing.

8.15
Series D Directors.  Effective upon the Completion,  the Company will cause Eddy Huang and Jun Xu (or other designees of the Investor) (the "Series D Director Designees") to be appointed to fill the two (2) directorship reserved for the Series D Directors in accordance with the Certificate of Designation and concurrently the Company shall cause Eddy Huang (or another designee of the Investor) to be appointed to fill the one (1) seat at the Compensation Committee of the Board.  Concurrently with the appointment of the Series D Director Designees, the Company, the Investor and the Series D Director Designees shall enter into indemnification agreements in form and substance mutually agreeable to the Investor on the one hand, and the Company on the other hand, for the benefit of the Series D Director Designees. It is understood that the appointment of the Series D Director Designees as directors of the Board will be subject to legal and governance requirements regarding service as directors of the Company.

8.16	Preemptive Right.

(a)
The Company shall not issue any securities (including any Equity Securities or any debt or other securities of any kind) of any type or class to any Person (the "Proposed Recipient") unless the Company has offered the Investor in accordance with the provisions of this Section 8.16 the right to purchase up to its Pro Rata Share of such issuance (the "Preemptive Right"), for a per unit consideration, equal to the per unit consideration to be paid by the Proposed Recipient and otherwise on the same terms and conditions as are offered to the Proposed Recipient. The restrictions under this Section 8.16 shall not apply to any Exempted Issuance.

(b)
Not less than 20 days before a proposed issuance of securities other than an Exempted Issuance, the Company shall deliver to the Investor notice of such proposed issuance setting forth (i) the number, type and terms of the securities to be issued, (ii) the consideration to be received by the Company in connection with the proposed issuance and (iii) the identity of the Proposed Recipients.

(c)
Within 10 days following receipt of the notice referred to in Section 8.16 (B) (the "Issuance Notice Period"), the Investor, if it elects to exercise its rights under this Section 8.16, shall give notice to the Company electing to exercise the Preemptive Right, the maximum number of securities to be purchased by the Investor and its calculation of its Pro Rata Share. Failure by the Investor to give such notice within such 10 days period shall be deemed a waiver by the Investor of its rights under this Section 8.16 with respect to such proposed issuance.

8.17
Insurance.  The Company shall, and shall procure that each other Group Member shall, subject to the availability of the type of insurance and the commercial reasonableness of the terms by the standards generally applied to comparable businesses, insure and keep insured with a reputable insurer or insurers on terms and conditions acceptable to the Investor, all of the assets and business which can be insured of each of its operating subsidiaries, against insurable losses, on a reinstatement basis utilizing current full replacement values, and any other insurance required by law.

8.18
Intellectual Property Protection.  The Company shall, and shall ensure that each other Group Member shall, take all commercially reasonable steps promptly to protect their respective intellectual property rights.

8.19
Compliance with Law.  So long as the Investor beneficially owns any Purchased Shares or Conversion Shares, the Company shall, and shall cause each other Group Member to, and shall use its commercially reasonable best efforts to ensure that every other Relevant Person will fully comply with all applicable law, including the requirements of (x) the Foreign Corruption Practices Act of 1977, as amended, (y) the Sarbanes-Oxley Act of 2002, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective, and (z) the sanction programs administered by the Office of the Foreign Assets Control of the United States Treasury Department.

8.20	Books, Records and Internal Controls.

(a)
The Company shall, and shall cause each other Group Member to, (i) make and keep books, records and accounts which, in reasonable detail, accurately and fairly (x) reflect their transactions and dispositions of assets and (y) present their financial instruments and Equity Securities; and (ii) prepare its financial statements and disclosure documents accurately, in accordance with US GAAP, PRC GAAP or IFRS, as applicable and ensure the completeness and timeliness of such financial statements and disclosure documents.

(b)	The Company shall, and shall cause each other Group Member to, devise and maintain a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)	transactions are executed and access to assets is permitted only in accordance with management's general or specific authorization;

(ii)	transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets;

(iii)	the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

(iv)	any transaction by and between any Group Member and any Related Party is properly monitored, recorded and disclosed.

The Company shall, and shall cause each other Group Members to, install and have in operation an accounting and control system, management information system and books of account and other records, which together will adequately give a fair and true view of the financial condition of the Group and the results of its operations in conformity with IFRS, PRC GAAP or US GAAP, as applicable.

8.21
Post-Completion Covenants. The Company shall, and shall procure that each other relevant Group Member shall, complete all of the events set forth in Schedule 6 within the time period set forth therein.

8.22
Senior Managers.  The Company shall ensure that within fifteen (15) days after the Completion the Senior Managers shall each enter into an employment agreement with the relevant Group Member. Each of such employment agreement shall (i) have a term of no less than five years; (ii) contain non-competition and confidentiality provisions lasting no less than two years after the termination of employment for any reason; and (iii) otherwise be on terms reasonably satisfactory to the Investor.

8.23
Listing Venue.  In the event that any Equity Securities of the Company or any other Group Member become listed on a securities exchange or otherwise traded on any other trading platform (whether the shares of Common Stock are listed on the Nasdaq), the Parties shall take all commercially reasonable steps to ensure that the Investor will directly hold such listed or traded Equity Securities of the applicable Group Member to reflect the Investor's equity interest in the Group.

8.24
Legends.  the Investor understands that the certificates or other instruments representing the Purchased Shares and the Conversion Shares, until such time as the resale of the Purchased Shares and Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the Investor or its successor or assignee upon which it is stamped or issued to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if (i) such Purchased Shares or Conversion Shares are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, provided such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Purchased Shares or Conversion Shares may be made without registration under the applicable requirements of the 1933 Act, or (iii) in connection with a sale pursuant to Rule 144 if such holder provides the Company with reasonable assurance, including reasonable representations and warranties, that such securities are being sold, assigned or transferred pursuant to Rule 144.  The Company shall be responsible for the fees of its transfer agent, the costs of any legal opinions required by its transfer agent and all DTC fees associated with such issuance.

8.25
Performance Targets.  The Company, XD Engineering and Mr. Han hereby jointly and severally represent, covenant and warrant to the Investor that the Company will be able to achieve each of the following performance targets (the "Performance Targets"):

(a)	the Actual Profit for the Financial Year ended on December 31, 2011 shall be no less than RMB 360 million(the "2011 Performance Target");

(b)	the Actual Profit for the Financial Year ended on December 31, 2012 shall be no less than RMB 520 million (the "2012 Performance Target"); and

(c)	the Actual Profit for the Financial Year ended on December 31, 2013 shall be no less than RMB 800 million (the "2013 Performance Target").

8.26	Share Adjustment.

(a)
XD Engineering and Mr. Han jointly and severally undertake to the Investor that for the Financial Year ended on December 31, 2011, if the Actual Profit for such Financial Year is lower than the 2011 Performance Target, the Investor shall have the right to purchase from XD Engineering and/or Mr. Han, and, subject to Section 8.26(e), XD Engineering and/or Mr. Han shall sell and transfer to the Investor, such number of shares of Common Stock equal to "N1" (as defined below) at par value:

(A)	If the Actual Profit for the Financial Year ended on December 31, 2011 is greater than zero, then subject to paragraph (d) below,

N1 =  (E1/A1)*Y1  - Y1, which result shall be rounded up or down to the nearest whole number (with 0.5 or larger fraction rounded up).

For the purpose of this Section 8.26(a)

E1 =   the 2011 Performance Target;

A1 = the Actual Profit for the Financial Year ended on December 31, 2011; and

Y1 = the total number of shares of Common Stock on a fully diluted basis held by the Investor immediately after the Completion.

(B)
If the Actual Profit for the Financial Year ended on December 31, 2011 is equal to or less than zero, then N1 shall be equal to (a) 33% of the number of shares of Common Stock on a fully-diluted basis immediately after the Completion minus (b) Y1.

(b)
XD Engineering and Mr. Han jointly and severally undertake to the Investor that for the Financial Year ended on December 31, 2012, if the Actual Profit for such Financial Year is lower than the 2012 Performance Target, the Investor shall, subject to the limitations set forth in paragraph (d) below, have the right to purchase from XD Engineering and/or Mr. Han, and, subject to Section 8.26(e), XD Engineering and/or Mr. Han shall sell and transfer to the Investor, such number of shares of Common Stock equal to "N2" (as defined below) at par value:

(A)	If the Actual Profit for the Financial Year ended on December 31, 2012 is greater than zero, then

N2 =           (E2/A2)*Y2  - Y2, which result shall be rounded up or down to the nearest whole number (with 0.5 or larger fraction rounded up).

For the purpose of this Section 8.26(b)

E2 =   2012 Performance Target;

A2 = Actual Profit for the Financial Year ended on December 31, 2012;

Y2 = the sum of (i) the total number of shares of Common Stock on a fully diluted basis held by the Investor immediately after the Completion and (ii) "N1" as determined in accordance with Section 8.26(a);

(B)
If the Actual Profit for the Financial Year ended on December 31, 2012 is equal to or less than zero, then N2 shall be equal to (a) the number of shares of Common Stock that represents 33% of the number of shares of Common Stock on a fully diluted basis immediately after the Completion minus (b) Y2, subject to paragraph (d) below.

(c)
XD Engineering and Mr. Han jointly and severally undertake to the Investor that for the Financial Year ended on December 31, 2013, if the Actual Profit for such Financial Year is lower than the 2013 Performance Target, the Investor shall, subject to the limitations set forth in paragraph (d) below, have the right to purchase from XD Engineering and/or Mr. Han, and, subject to Section 8.26(e), XD Engineering and/or Mr. Han shall sell and transfer to the Investor, such number of shares of Common Stock equal to "N3" (as defined below) at par value:

(A)
If the Actual Profit for the Financial Year ended on December 31, 2013 is greater than zero, then

N3 =    (E3/A3)*Y3  - Y3, which result shall be rounded up or down to the nearest whole number (with 0.5 or larger fraction rounded up).

For the purpose of this Section 8.26(c)

E3 =   2013 Performance Target;

A3 = Actual Profit for the Financial Year ended on December 31, 2013; and

Y3 = the sum of (i) the total number of shares of Common Stock on a fully diluted basis held by the Investor immediately after the Completion, (ii) N1 as determined in accordance with Section 8.26(a) and (iii) N2 as determined in accordance with Section 8.26(b);

(B)
If the Actual Profit for the Financial Year ended on December 31, 2013 is equal to or less than zero, then N3 shall be equal to (a) the number of shares of Common Stock that represents 33% of the number of shares of Common Stock on a fully-diluted basis immediately after the Completion minus (b) Y3, subject to paragraph (d) below.

(d)
Notwithstanding anything to the contrary, under no circumstances shall the aggregate of (x) the sum of N1, N2 and N3 under this Section 8.26(a), (b) and (c) and (y) the number of shares of Common Stock held by the Investor as of the time immediately after the Completion on a fully-diluted basis exceed thirty-three percent (33%) of the total number of the shares of Common Stock on a fully-diluted basis immediately after the Completion.

(e)
Notwithstanding anything to the contrary, the Parties agree that the Investor shall have the right to achieve the economic consequence contemplated under Section 8.26(a), 8.26(b) and 8.26(c) through the following means: (i) the Investor shall have the right to elect to subscribe to and purchase from the Company, instead of XD Engineering and/or Mr. Han, at the relevant time of determination in each applicable Financial Year, (ii) subject to such election by the Investor described in  the immediate preceding clause (i), the Company shall issue and allot to the Investor, in each case of clause (i) and (ii) of this paragraph, such number of shares of Common Stock equal to "N1", "N2" and "N3", as applicable, as determined in accordance with Section 8.26(a), 8.26(b) and 8.26(c), as applicable, and (iii) simultaneously with the issuance of "N1", "N2" and "N3" shares of Common Stock, as applicable, as described in the preceding clause (ii), the Company shall redeem from XD Engineering and/or Mr. Han (and XD Engineering and/or Mr. Han shall sell to the Company), at par value, such number of shares of Common Stock equal to "N1", "N2" and "N3", respectively, provided that the Company shall not redeem any shares of Common Stock from XD Engineering or Mr. Han (and XD Engineering and Mr. Han shall not sell any shares of Common Stock to the Company) if any shares of Series C Preferred Stock remain outstanding, and provided further that each Party shall fulfill its/his obligations under this Section 8.26 (e) as soon as no share of Series C Preferred Stock is outstanding.

(f)
Under no circumstance shall the Investor be required to surrender to XD Engineering or Mr. Han, or to sell to the Company, any number of shares of the Common Stock sold and allotted to the Investor under this Section 8.26.

(g)
The Company’s Auditor shall determine the Actual Profit  for the applicable Financial Year and notify the Parties hereto by delivering a notice (the "Actual Profit Notice") of such determination within ten (10) Business Days after the submission by the Company of the Company Financial Statements to the SEC for the relevant Financial Year.  If any adjustment under this Section 8.26 is triggered, the Investor shall have the right to receive the applicable adjustment under this Section 8.26 by delivering a notice (the "Adjustment Notice"), within five (5) Business Days after its receipt of the applicable Actual Profit Notice, to each of the Company, XD Engineering and Mr. Han.  The Investor shall specify whether it will exercise its right under Section 8.26(e) in the Adjustment Notice.  If the Investor exercises its right under Section 8.26(e), within ten (10) Business Days after the delivery of the applicable Adjustment Notice, (i) the Company shall (x) issue and allot the specified number of Adjustment Shares, free of any Encumbrance, to the Investor at par value, and (y) redeem from XD Engineering and/or Mr. Han the applicable Redemption Shares, at par value, and (ii) XD Engineering and/or Mr. Han shall sell to the Company the applicable Redemption Shares, free of any Encumbrance, and deliver the share certificates representing the Redemption Shares to the Company.  If the Investor does not exercise its right under Section 8.26(e), within ten (10) Business Days after the delivery of the applicable Adjustment Notice, (i) Mr. Han and/or XD Engineering shall sell the specified number of Adjustment Shares, free of any Encumbrance, to the Investor at par value, and (ii) the Investor shall purchase such specified number of Adjustment Shares, free of any Encumbrance, at par value from Mr. Han and/or XD Engineering.  Notwithstanding anything to the contrary in this Agreement, the Company shall not redeem any shares of Common Stock from XD Engineering or Mr. Han (and XD Engineering and Mr. Han shall not sell any shares of Common Stock to the Company) if any shares of Series C Preferred Stock remain outstanding, provided that each Party shall fulfill its/his obligations under this Section 8.26(g) as soon as no share of Series C Preferred Stock is outstanding.

(h)	The Company shall take all actions necessary to ensure that the Company has sufficient number of shares of Common Stock authorized to be issued in accordance with this Section 8.26.

SECTION 9
TAXES, DUTIES, FEES AND EXPENSES

9.1
Fees and Expenses upon Completion.  At Completion, the Company shall pay the Investor all fees and expenses incurred by the Investor for engaging legal counsels and other professional advisors and agents (the "Fees and Expenses") in connection with due diligence, preparation and negotiation of the Transaction Documents, performance hereunder or thereunder and consummation of the transactions contemplated hereby or referred to herein; provided that the total amount of such Fees and Expenses for the Investor shall not exceed US$500,000 (or its equivalent in other currencies).    At Completion, the Company shall bear all Taxes or duties levied by a Tax Authority in connection with the issuance of the Purchased Shares to the Investor in any jurisdiction, if any.

9.2
Fees and Expense in the Absence of Completion.  If this Agreement is terminated pursuant to Section 11.2, each Party shall bear its own fees and expenses incurred in connection with the transaction contemplated hereunder; provided however, if this Agreement is terminated pursuant to Section 11.2(a), Section 11.2(c), Section 11.2(d) or Section 11.2(f), then all fees and expenses incurred by the Investor in connection with the transactions contemplated hereunder shall be borne by the Company, subject to a cap of US$500,000 (or its equivalent in other currencies), and payable upon written notice by the Investor

9.3
Tax Status of the Series D Preferred Stock.  Except to the extent required by a change in law, the Company shall treat the Series D Preferred Stock as "common stock" for purposes of Section 305 of the Code and as not giving rise to any deemed distribution to any holder of the Series D Preferred Stock under Section 305(b)(4) and Section 305(c)of the Code.  In the event that the Investor is treated as receiving a distribution from the Company under Section 301 of the Code, the Company shall determine the amount of the relevant actual and expected earnings and profits of the Company for U.S. federal income tax purposes and whether the Company is treated as a so-called 80-20 company for U.S. federal income tax purposes.1

9.4	Tax Treatment.

(a)
The Company shall consider in good faith whether any steps should be necessary to ensure that the Company and the Group Members are treated as tax residents only in their respective countries of incorporation.  In this regard, the Company shall consider placing, with respect to each of the Company and other Group Members, central management and control, and in particular, the place where the directors of each respective company meet to conduct the business of that company in the entity's jurisdiction of incorporation.  Without limiting the generality of the foregoing, the Company shall also consider in good faith that each Group Member not incorporated in the PRC shall not (i) be managed and controlled from within the PRC, (ii) maintain its books and records within the PRC, or (iii) otherwise be managed in a manner that may cause any Governmental Authority in the PRC to challenge the tax residency of such Group Member or to disregard any entity under the PRC's general anti-tax avoidance rules.

(b)
If reasonably requested by the Investor, the Company shall deliver a certificate under Section 1445 of the Code to the effect that the Company is not (and has not been) a United States real property holding corporation for U.S. federal income tax purposes.

(c)
For applicable U.S. federal income tax purposes and except to the extent required by a change in law, XD Engineering and/or Mr. Han or the Company shall treat any transfer under Section 8.26 of this Agreement as an adjustment to the shares entitled to be received by the Investor under this Agreement and not an adjustment governed by Section 305 of the Code.

SECTION 10
INDEMNIFICATION

10.1	General Indemnity.

(a)
The Company shall indemnify, defend and hold harmless the Investor and its Affiliates, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all losses, damages, liabilities, claims, proceedings, costs and expenses (including the fees, disbursements and other charges of counsel reasonably incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party, in connection with any investigation or evaluation of a claim or otherwise) (collectively, "Losses") resulting from or arising out of any breach by the Company of any Company Warranty or any other covenant or agreement in this Agreement or any other Transaction Document.

(b)
Mr. Han and XD Engineering (the “Key Holders” and, together with the Company, the “Indemnifying Parties”) shall indemnify, defend and hold harmless the Indemnified Parties from and against all Losses resulting from or arising out of any breach by him/it of the Key Holder Warranties and or any other covenant or agreement in this Agreement or any other Transaction Document.

(c)
The Investor shall indemnify, defend and hold harmless the Company, XD Engineering, Mr. Han and their respective Affiliates, officers, directors, agents and employees from and against any and all Losses resulting from or arising out of any breach by the Investor of this Agreement.

10.2	Limitation.

(a)	The Indemnifying Parties’ obligations under Section 10.1 shall be subject to the following limitation:

(i)
The Indemnifying Parties are not liable to make any payment (whether by way of damages or otherwise) and the Indemnified Parties may not make any Claim, for any Loss suffered by the Investor in relation to a breach of any Company Warranty or Key Holder Warranty (as applicable) if the aggregate amount of indemnifiable Losses to all Indemnified Parties is less than $1,000,000; provided that once the aggregate amount of indemnifiable Losses equals or exceeds $1,000,000, the Indemnified Parties shall be entitled to indemnification for the total amount of such Losses;

(ii)
the aggregate indemnification amount payable by the Indemnifying Parties in respect of all Claims for breach of any Company Warranty or Key Holder Warranty (as applicable) to the Indemnified Parties shall not exceed the Consideration; and

(iii)
The Indemnifying Parties are not liable to make any payment (whether by way of damages or otherwise) and the Indemnified Parties may not make any Claim, for any Loss suffered by the Investor in relation to a breach of any Company Warranty or Key Holder Warranty (as applicable) if such Claim for a breach of a Company Warranty or a Key Holder Warranty (as applicable) is brought after the survival period of such Company Warranty or Key Holder Warranty set forth in Section 6.6 hereof.

(b)
In the event that the Company (i) defaults on a final and non-appealable judgment in respect of the Company’s obligation to pay Losses pursuant to Section 10.1(a) hereof or (ii) acknowledges its obligations pursuant to Section 10.1(a), but is either unable to pay or refuses to pay the full amount of the Losses so acknowledged, then

(i)
the Indemnified Parties shall be entitled to present a written demand (the “Demand Letter”) to XD Engineering, who shall be secondarily liable as a limited guarantor of the Company’s obligations under Section 10.1(a) hereof to make payment of any such shortfall amount to the Indemnified Party(ies) so that the Indemnified Party(ies) shall receive, together with any amounts paid by the Company, the full amount that is otherwise owed pursuant to Section 10.1(a); and

(ii)
in the event that XD Engineering does not fulfill its obligations under Section 10.1(b)(i) above within ten (10) Business Days of receipt of the Demand Letter, Mr. Han shall then become liable in the third instance as a limited guarantor of the Company’s obligations under Section 10.1(a) hereof to make payment of any such shortfall amount to the Indemnified Party(ies) so that the Indemnified Party(ies) shall receive, together with any amounts paid by the Company and/or XD Engineering, the full amount that is otherwise owed pursuant to Section 10.1(a).

(iii)
Notwithstanding anything to the contrary, the liabilities of each of XD Engineering and Mr. Han under Section 10.1(b) shall (x) be indirect and secondary, and the Indemnified Parties shall make claims against the Company prior to making any claims against XD Engineering and then Mr. Han and (y) not exceed the aggregate value of all Equity Securities of the Company directly or indirectly held by XD Engineering and Mr. Han, respectively.

10.3
The amount of any payment to any such Indemnified Party shall be sufficient to make such Indemnified Party whole for any diminution in value of the Equity Securities held by it resulting from such breach.  Any indemnity referred to in this Section 10 for breach of a Company Warranty or a Key Holder Warranty shall be such as to place the Indemnified Party in the same position as it would have been in had there not been any breach of the Company Warranties or Key Holder Warranties under which the Indemnified Party is to be indemnified.  In connection with the indemnification obligation of the Indemnifying Party as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses as they are incurred by such Indemnified Party.

10.4
For the avoidance of doubt, any recourse against XD Engineering and/or Mr. Han under the Transaction Documents shall be solely against the Equity Securities of the Company directly or indirectly held by XD Engineering and/or Mr. Han, respectively, and/or the value derived therefrom.

SECTION 11
TERMINATION

11.1	Effective Date; Termination. This Agreement shall become effective upon execution by all of the Parties and shall continue in force until terminated in accordance with Section 11.2.

11.2	Events of Termination. This Agreement may be terminated prior to Completion as follows:

(a)
if any one or more of the conditions set forth in Section 3.1 to the obligation of the Investor to complete has not been fulfilled on or prior to the Target Completion Date , the Investor shall have the right to terminate this Agreement with respect to its purchase of the Series D Preferred Stock;

(b)
if any one or more of the conditions set forth in Section 3.2 to the obligation of the Company to complete has not been fulfilled on or prior to the Target Completion Date as a result of any failure by the Investor, the Company shall have the right to terminate this Agreement with respect to the Investor's purchase of Purchased Shares;

(c)
if the Company has breached any Company Warranty, or any other material covenant or agreement contained in this Agreement, which breach cannot be cured or, if it is capable of being cured, is not cured within 30 days after the Company has been notified in writing of the same, the Investor shall have the right to terminate this Agreement with respect to its purchase of the Purchased Shares;

(d)
if XD Engineering or Mr. Han has breached any Key Holder Warranty, or any other material covenant or agreement contained in this Agreement, which breach cannot be cured or, if it is capable of being cured, is not cured within 30 days after XD Engineering or Mr. Han, as applicable, has been notified in writing of the same, the Investor shall have the right to terminate this Agreement with respect to its purchase of the Purchased Shares;

(e)
if the Investor has breached any of the Investor Warranties, or any other material covenant or agreement of the Investor contained in this Agreement, which breach cannot be cured or, if capable of being cured, is not cured within 30 days after the Investor being notified in writing of the same, the Company shall have the right to terminate this Agreement with respect to the Investor's purchase of Purchased Shares;

(f)
if Completion does not occur within 120 Business Days after the date of this Agreement, the Investor may, at its sole discretion, give written notice to the other Parties to terminate this Agreement; or

(g)	at any time on or prior to the Completion Date, by written consent of all Parties.

provided, however that any right to terminate this Agreement pursuant to this Section 11.2 shall not be available to any Party in breach of its obligation hereunder.

11.3
Survival.  If this Agreement is terminated in accordance with Section 11.2, it shall become void and of no further force and effect, except for the provisions of Section 7 (Confidentiality; Restriction on Announcements), Section 9 (Taxes, Duties, Fees and Expenses), Section 10 (Indemnification), this Section 11.3 and Section 14 (Governing Law and Jurisdiction); provided, however, that such termination shall, unless otherwise agreed to by the Parties, be without prejudice to the rights or obligations of any Party in respect of a breach of this Agreement prior to such termination.

SECTION 12
NOTICES

12.1
Notices.  Each notice, demand or other communication given or made under this Agreement shall be in writing in English and delivered or sent to the relevant Party at its address or fax number as set out below (or such other address or fax number as the addressee has by five (5) Business Days' prior written notice specified to the other Parties).  Any notice, demand or other communication given or made by letter between countries shall be delivered by international commercial overnight delivery service or courier (such as Federal Express or DHL).  Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered, (a) if delivered in person or by messenger, when proof of delivery is obtained by the delivering party; (b) if sent by post within the same country, on the third Business Day following posting, and if sent by post to another country, on the seventh Business Day following posting; and (c) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch.

12.2	Addresses and Fax Numbers. The initial address and facsimile for each Party for the purposes of this Agreement are:

if to the Investor :	with a copy to (which shall not constitute notice):
c/o Morgan Stanley Private Equity International Commerce Centre 1 Austin Road West Kowloon, Hong Kong SAR Facsimle: +852 3407-5069 Attention: Eddy Huang
Paul, Weiss, Rifkind, Wharton & Garrison

12th Floor, Hong Kong Club Building

3A Chater Road, Central
Hong Kong

Facsimile: (852) 2536-9622

Attention: John E. Lange
Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas
New York, NY 10019-6064
U.S.A.

Facsimile: (212) 492-0085

Attention: Tracey A. Zaccone

if to the Company, XD Engineering or Mr. Han:	with a copy to (which shall not constitute notice):
No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC 150060
Facsimile: 86-451-84346611

Attention: Mr. Jie Han

Telephone number: (86) 451-8434-6600

1 Guanghua Road, Chaoyang District 100020 Beijing, China Facsimile: + 86 6561 5158 Attention: Steven Liu

SECTION 13
MISCELLANEOUS

13.1
No Partnership.  The Parties expressly do not intend to form a partnership, either general or limited, under any jurisdiction's partnership law.  The Parties do not intend to be partners to each other, partners as to any third party, or create any fiduciary relationship among themselves, solely by virtue of transactions contemplated hereby or the Investor's status as holder of the Series D Preferred Stock.  The Company, XD Engineering and Mr. Han further acknowledge that the Investor is not acting as a financial advisor or fiduciary of the Company or any other Group Member or XD Engineering or Mr. Han (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and none of them has received any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby.  The Company, XD Engineering and Mr. Han further represent to the Investor that their decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company, XD Engineering and Mr. Han and their respective representatives.

13.2	Amendment. This Agreement may not be amended, modified or supplemented except by a written instrument executed by each of the Parties.

13.3
Waiver.  No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision.  No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

13.4
Entire Agreement.  This Agreement (together with the other Transaction Documents and any other documents referred to herein or therein) constitutes the whole agreement among the Parties relating to the subject matter hereof and supersedes any prior agreements or understandings relating to such subject matter.

13.5
Severability.  Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part.  To the extent that any provision or provisions of this Agreement are unenforceable they shall be deemed to be deleted from this Agreement, and any such deletion shall not affect the enforceability of such provisions of this Agreement as remain not so deleted.

13.6
Counterparts.  This Agreement may be executed in one or more counterparts including counterparts transmitted by telecopier or facsimile, each of which shall be deemed an original, but all of which signed and taken together, shall constitute one document.

13.7
Transfer; Assignment.  The Company, XD Engineering and Mr. Han shall not assign this Agreement or any of its rights or duties hereunder to any Person.  The Investor shall not, directly or indirectly, assign any of its rights or obligations hereunder to any Person (other than to its Affiliates) without the prior written consent of the Company.

SECTION 14
GOVERNING LAW AND JURISDICTION

14.1
GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

14.2
Submission to Jurisdiction.  Each of the parties hereto (i) will submit itself to the non-exclusive jurisdiction of any federal court located in the State of New York or any New York state court having subject matter jurisdiction in the event any dispute arises out of this Agreement, (ii) agrees that venue will be proper as to proceedings brought in any such court with respect to such a dispute, (iii) will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iv) agrees to accept service of process at its address for notices pursuant to this Agreement in any such action or proceeding brought in any such court.  With respect to any such action, service of process upon any party hereto in the manner provided herein for the giving of notices shall be deemed, in every respect, effective service of process upon such party.

14.3
Service of Process.  Each of the Company, XD Engineering and Mr. Han hereby irrevocably designates and appoints New York Co (the "Process Agent"), as the authorized agent of the Company, XD Engineering and Mr. Han upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company, XD Engineering and Mr. Han.  Each of the Company, XD Engineering and Mr. Han hereby represents that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing.  Each of the Company, XD Engineering and Mr. Han hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.  Each of the Company, XD Engineering and Mr. Han further agrees that service of process upon the Process Agent and written notice of said service to the Company, XD Engineering or Mr. Han, as the case may be, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company, XD Engineering or Mr. Han, as the case may be, in any such suit or proceeding.  Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.  Each of the Company, XD Engineering and Mr. Han further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Company, XD Engineering and Mr. Han have any outstanding obligations under this Agreement.

14.4
Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

14.5
Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor will be entitled to specific performance under the Transaction Documents.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by the Investor by reason of any breach of obligations contained in the Transaction Documents by the other Parties and the Company, XD Engineering and Mr. Han hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

CHINA XD PLASTICS COMPANY LIMITED

By:	/s/ Jie Han
Name: Jie Han
Title: Chief Executive Officer

XD. ENGINEERING PLASTICS COMPANY LIMITED

By:	/s/ Jie Han
Name: Jie Han
Title: Director

/s/ Jie Han
Jie Han

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

MSPEA MODIFIED PLASTICS HOLDING LIMITED

By:	/s/ Alan K. Jones
Name: Alan K. Jones
Title: Director

[Signature Page to Securities Purchase Agreement]

SECURITIES PURCHASE AGREEMENT (this "Agreement") made on August 15, 2011

SCHEDULE 2

COMPANY WARRANTIES

Definitions

In this Schedule, capitalized terms not otherwise defined have the meanings set forth in this Agreement, and the following terms have the meanings specified:

"Assets" means all assets, rights and privileges of any nature and all goodwill associated therewith, including rights in respect of Contracts, all Intellectual Property, Equipment, any share or equity ownership, but excluding rights in respect of real property.

"Confidential Information" means all know-how, lists of customers or suppliers, trade secrets, technical processes or other confidential information.

"Contracts" means all contracts, agreements, licenses, engagements, leases, financial instruments, purchase orders, commitments and other contractual arrangements, that are currently subsisting and not terminated or completed.

"Disclosed" means, in respect of any Company Warranties, fully and fairly disclosed in the numbered and lettered section corresponding to such Company Warranties in the Disclosure Schedule.

"Environment" means all or any of the following media, namely, air, water and land; and the medium of air includes the air within buildings and the air within other natural or man-made structures above or below ground.

"Environmental Laws" means any and all laws whether of the PRC or any other relevant jurisdiction, relating to pollution, contamination or protection of the Environment or to the storage, labeling, handling, release, treatment, manufacture, processing, deposit, transportation or disposal of Hazardous Substances.

"Equipment" means all plant and machinery, production lines, tools and equipment, vehicles and other tangible assets.

"Government Official" means an official or employee of any government department, agency, or instrumentality, any government-owned or -controlled enterprise, any public international organization, or any political party, as well as any candidate for political office.

"Hazardous Substance" means all substances of whatever description which may cause or have a harmful effect on the Environment or the health of person or any other living organism including, without limitation, all poisonous, toxic, noxious, dangerous and offensive substances.

"Intellectual Property" means all patent, trademarks, service marks, registered designs, utility models, copyrights, inventions, Confidential Information, brand names, database rights and business names and any similar rights situated in any country and the benefit (subject to the burden) of any of the foregoing (in each case whether registered or unregistered and including applications for the grant of any of the foregoing and the right to apply for any of the foregoing in any part of the world).

"Latest Accounts Date" means December 31, 2010.

"Lease" has the meaning set forth in Section 5 of this Schedule 2.

"Leased Properties" has the meaning set forth in Section 5 of this Schedule 2.

"Liabilities" means all indebtedness and other liabilities of any nature whatsoever, accrued, absolute, actual or contingent, due or to become due, liquidated or unliquidated and whether or not of a nature required to be disclosed in the accounts or financial statements of the Group.

"Litigation" has the meaning set forth in Section 11 of this Schedule 2.

"Management Accounts Date" means June 30, 2011.

"Permits" means all permits, consents, approvals, authorizations, franchises, certifications and licenses from, and all registrations with, any Governmental Authority.

"Prohibited Person" has the meaning set forth in Section 3 of this Schedule 2.

"Real Property" has the meaning set forth in Section 5 of this Schedule 2.

"Reverse Merger" means the transactions pursuant to a certain Agreement and Plan of Merger by and among NB Telecom, Inc, a Nevada corporation and the predecessor of the Company, BVI SPV, the stockholders of BVI SPV including XD Engineering and the transactions related thereto.

"SEC Documents" has the meaning set forth in Section 3 of this Schedule 2.

The Warranties

The Company represents and warrants to the Investor that except as set forth in the Disclosure Schedule, the following representations and warranties are true, complete and correct as of the date hereof and the Completion Date.  The Disclosure Schedule shall be arranged in clauses corresponding to the numbered and lettered sections and subsections set forth below.

1.	CORPORATE MATTERS

(a)
Organization, Good Standing and Qualification.  Each Group Member and XD Engineering has been duly incorporated and organized, and is validly existing (i) in good standing and (ii) in compliance with all registration and approval requirements.  Each Group Member and XD Engineering has the corporate power and authority to own and operate its Assets and properties and to carry on its business as currently conducted and proposed to be conducted. Other than the State of Nevada and the State of New York, the Company is not qualified to do business in any jurisdiction in the United State of America.

(b)
Charter Documents.  The copies of the Company Charter Documents and the charter documents of each Group Member and of XD Engineering attached to the Disclosure Schedule (in each case, having attached thereto copies of all such resolutions as are by law required to be attached thereto and all amendments made to date), are effective, have not been superseded and are true, correct and complete.  All legal and procedural requirements concerning the adoption of such charter documents have been duly and properly complied with in all respects.  The Certificate of Designation has been filed with the Secretary of State of the State of Nevada and will become effective  at a time no later than the Completion.

(c)
Minute Books. Each Group Member has made available to the Investor a copy of its minute books.  Such copies are true, correct and complete and contain all amendments and all minutes of meetings and actions taken by the stockholders and directors of each Group Member since the time of incorporation through the date hereof and reflect all transactions referred to in such minutes accurately.

(d)
Capitalization and Other Particulars.  The particulars of each Group Member's and XD Engineering's share capital set forth in Schedule 1 are a true, complete and correct description of the share capital of each Group Member and XD Engineering on the date hereof and on the Completion Date.  No Group Member or XD Engineering is in violation of any term of or in default under its certificate or articles of incorporation, by-laws, the certificate of designations, preferences or rights of any other outstanding series of preferred stock or their organizational charter or other constitutional documents, respectively.

(e)
Options, Warrants and Reserved Shares.  Except for (i) shares of the Series D Preferred Stock and Conversion Shares, (ii) any rights to be granted pursuant to the Transaction Documents and (iii) as set forth in Schedule 1, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the subscription or purchase from any Group Member of any Equity Securities of any Group Member.  No shares in the capital stock of any Group Member, or shares issuable upon exercise of any outstanding options, warrants or rights, or other shares issuable by any Group Member, are subject to any Encumbrances, preemptive rights, rights of first refusal or other rights to subscribe or purchase such shares (whether in favor of any Group Member or any other Person), pursuant to any agreement or commitment of any Group Member.  The issuance and sale of the Purchased Shares and Conversion Shares will not result in a valid right of any holder of any securities of the Company to exercise any preemptive rights, rights of first refusals or other rights, or to adjust the exercise, conversion, exchange or reset price under any of such securities. The issuance and sale of the Purchased Shares or Conversion Shares will not obligate the Company to issue shares of Common Stock or equivalents thereof or other securities to any Person (other than the Investor).  All shares in the capital stock of each Group Member are fully paid and non-assessable and have been issued in material compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(f)
Other Rights with Respect to Shares.  Except as provided in the Transaction Documents, there are no stockholders' agreement, voting or other similar agreements in relation to the Equity Securities of any Group Member that are presently outstanding or that may hereafter be issued.

(g)
Subsidiaries.  Save for BVI SPV, the Company does not own any Equity Securities in any other Person.  Save for HK SPV and New York Co, BVI SPV does not own any Equity Securities in any other Person.  Save for the PRC Opco, HK SPV does not own any Equity Securities in any other Person. Save for Harbin Co, Harbin Testing and Harbin Research Center, PRC Opco does not own any Equity Securities in any other Person.  Harbin Research Center does not own any Equity Securities in any Person. Save for Heilongjiang Co, Harbin Co does not own any Equity Securities in any other Person.

(h)
Onshore Companies.  For each Onshore Company, each holder of record of its registered capital have contributed in full its subscribed share of the entity's registered capital pursuant to the articles of association and, as applicable, relevant joint venture contracts, and all such contributions have been verified and certified by a Chinese registered public accountant according to applicable law, approved by all relevant Governmental Authorities and fully paid, and verification certificates have been issued to each such holder of record or previous investor accordingly.  All previous transfers or assignments of registered capital have been approved by the relevant Governmental Authorities and all necessary corporate action.

(i)
Corporate Records.  The registers of stockholders, resolutions and all other documents of each Group Member required to be kept or filed with any relevant Governmental Authority have been kept, filed or submitted for filing, and all resolutions required by applicable laws or the charter documents of such Group Member then effective have been passed.

(j)
Competitive Activities.  Neither XD Engineering nor Mr. Han holds any Equity Securities in any entity that carries on any business that directly or indirectly competes with the business of any Group Member as presently conducted or as contemplated to be conducted.

(k)	No Immunity. No property of any Group Member enjoys any right of immunity from set off, suit or execution with respect to the Company's obligations under any Transaction Document.

(l)
Takeover Protections.  The Company and the Board have taken all necessary actions, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the articles of incorporation or any certificates of designations or the laws of the jurisdiction of its formation or incorporation, including the provisions of Nevada Revised Statutes Section 78.378 to 78.3793, which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement or any other Transaction Document, including, the Company's issuance of the Purchased Shares and the Conversion Shares and the Investor's ownership of the Purchased Shares and the Conversion Shares.  The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(m)
Board Composition. The Company is in compliance in all material respects, with all the requirements of (i) the listing standards of the Nasdaq, (ii) the Sarbanes-Oxley Act of 2002 (including any and all applicable rules and regulations promulgated by the SEC thereunder that are effective) and (iii) any other applicable law, including such requirements related to (w) the composition of the Board, (x) the independent committees, (y) the director independence and (z) the audit committee financial expert.

(n)
Reverse Merger.  The Reverse Merger was conducted and completed in compliance in all material aspects with all applicable laws.  The Company has provided the Investor with all material information related thereto, including any correspondences with the SEC.

2.	AUTHORIZATION AND VALIDITY OF TRANSACTIONS

(a)
Authorization.  Each of the Company, XD Engineering and Mr. Han has the power and authority to execute, deliver and perform the Transaction Documents which it has signed as a party.   All actions on the part of the Company, XD Engineering and Mr. Han necessary for the authorization, allotment, issuance and delivery of the Purchased Shares and Conversion Shares have been taken or will be taken prior to the Completion.

(b)
Valid Issuance of Stock. The Purchased Shares are duly authorized and validly issued, fully paid and non-assessable, and free of restrictions on transfer other than restrictions on transfer under the Certificate of Designation and any applicable securities or corporate laws. The Conversion Shares when issued and paid for as provided upon conversion of the Purchased Shares will be duly authorized and validly issued, fully paid and non-assessable and are and will be free of restrictions on transfer.  As of Completion, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 133% of the number of shares of Common Stock issuable upon conversion of the Purchased Shares (assuming for purposes hereof, that the Purchased Shares are convertible at the price set forth in the Certificate of Designation and without taking into account any limitations on the conversion of the Series D Preferred Stock set forth in the Certificate of Designation).

(c)
Enforceability.  The Transaction Documents to which the Company, XD Engineering or Mr. Han is a party, when executed, will be valid and binding obligations of each such entity or individual, enforceable against each such entity or individual in accordance with their respective terms, except where such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.  The Certificate of Designation in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Nevada and is, as of the date of Completion, in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

(d)
Consents and Approvals.  All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any Governmental Authority or any other competent corporate authority required in connection with the execution, delivery and performance by the Company, XD Engineering and Mr. Han of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby have been obtained.

(e)
HSR.  .All specified waiting period (and any extension thereof), to the extent applicable to the transaction contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1996, as amended, have been terminated or having expired.  The Company has obtained all approvals, if any, required to be obtained under any anti-trust, competition or similar legal requirements in connection with the transaction contemplated hereby.

(f)
No Breach.  The execution and delivery by each of the Company, XD Engineering and Mr. Han of each of the Transaction Documents to which it/he is a party and the implementation and performance by the foregoing entities of all the transactions contemplated under such Transaction Documents do not and will not:

(i)
in case of the Company and XD Engineering, breach or constitute a default under any charter document of such entity or of the memorandum of association, articles of association, by-laws or other constitutional document of such entity;

(ii)
result in a breach of, or constitute a default under, or give rise to any right to any Person under, any Material Contract to which such entity or individual is a party (including any other certificate of designation, preferences or rights of any other outstanding series of preferred stock or warrants or other securities of the Company) or by which such entity or individual or its/his property or Assets is bound or result in the acceleration of any obligation of such entity or individual (whether to make payment or otherwise) to any Person; or

(iii)	result in a violation or breach of or default under any law.

3.	LEGAL COMPLIANCE

(a)	No Violation of Law. No Group Member has at any time been in violation of any applicable law or regulation in any material respect.

(b)
Permits and Registrations.  Each Group Member has all Permits and has completed all government registrations, which in each case are necessary for the conduct of its business as currently conducted and as contemplated to be conducted and to own or use its Assets, Real Property and Leased Real Properties as currently used and as contemplated to be used.  No Group Member is in breach of or default under any such Permit in any material respect, and there is no reason to believe such Permit shall be suspended, cancelled or revoked.  Without limiting the generality of the foregoing, (i) the construction and operation of the operating facilities of each Onshore Company and operation of its business is and has been in compliance in all material respects with its relevant feasibility study and business license, as applicable; (ii) all necessary approvals from Governmental Authorities have been received to ensure that each Onshore Company will continue to enjoy, to the extent permitted by applicable law in all material respects, all of the Tax clearances, concessions and other benefits available to such Onshore Company prior to Completion, or otherwise available under applicable law to foreign investment enterprises similarly situated; (iii) the Company is not in violation in any material respect of any of the rules, regulations or requirements of the Nasdaq and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq.  During the two (2) years prior to the date hereof, (a) the Common Stock has been designated for quotation on the Nasdaq, (b) trading in the Common Stock has not been suspended by the SEC or the Nasdaq and (c) the Company has received no communication, written or oral, from the SEC or the Nasdaq regarding the suspension or delisting of the Common Stock from the Nasdaq.

(c)	Ethical Business Practices.

(i)
In connection with their activities of the Group, each Group Member, XD Engineering, Mr. Han and, to the best knowledge of the Company, each director, officer, employee or agent of any Group Member (collectively, the "Relevant Persons") have used only legitimate business and ethical practices in commercial operations and in dealing with Governmental Authority.

(ii)
In connection with their activities of the Group, none of the Group Members, XD Engineering, Mr. Han and, to the best knowledge of the Company, the Relevant Persons has (i) made or offered any payments or transfers of value which have the purpose or effect of public or commercial bribery, or acceptance of or acquiescence in kickbacks or other unlawful or improper means of obtaining business, (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(d)
The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective.

(e)	Books and Records and Internal Controls.

(i)
Each Group Member has made and kept books, records, and accounts which, in reasonable detail, accurately and fairly (x) reflect its transactions and dispositions of assets and (y) present its financial instruments and Equity Securities.

(ii)
Each Group Member has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed and access to assets is permitted only in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets; (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (D) any transaction by and between any Group Member and any Related Party is properly monitored, recorded and disclosed.

(iii)
Each Group Member has prepared its financial statements and disclosure documents in accordance with US GAAP, PRC GAAP or IFRS, as applicable and such financial statements and disclosure documents have been prepared on an accurate, complete and timely basis.

(f)
Absence of Government Official Economic Interest. No government official in China or any other country and no close relative or family member of such an official has held an ownership or other economic interest, direct or indirect, in any Group Member, other than Equity Securities of the Company acquired by such person from the open market.

(g)	Use of Agents and Representatives. No Group Member has used any agent or representative which does not conduct its business in an ethical and lawful fashion and have a good business reputation.

(h)
Prohibited Persons.  No Group Member or Relevant Persons is an entity or individual with whom U.S. companies and nationals are precluded from doing business under sanctions programs administered by the U.S. Treasury Department (a "Prohibited Person"), including (a) the U.S. Treasury Department's List of Specially Designated Nationals and Blocked Persons and (b) the U.S. Treasury Department's sanctions regulations targeted against Cuba, Iran, Sudan, Syria, Myanmar/Burma, Zimbabwe or Belarus. No Group Member has (i) provided goods, services, funds, or assets to or for the benefit of a Prohibited Person, (ii) received good, services, funds, or assets from or on behalf of a Prohibited Person or (iii) to the Company's knowledge, otherwise engaged in any business transaction with a Prohibited Person.

(i)
Foreign Exchange. None of Mr. Han, XD Engineering and the Group Members is or has at any time been in violation of any applicable law, regulation or any other requirements of law of any Governmental Authority with respect to any matter relating to foreign currency exchange.

(j)
Change of Law.  None of the Company, XD Engineering and Mr. Han is aware of any Governmental Authority or other Person having proposed, enacted or changed, or intending to propose, enact or change, any law which could reasonably be expected to adversely affect the business of any Group Member or any portion thereof as currently conducted or contemplated to be conducted.

(k)
SEC Documents.  The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Completion, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").  The Company has delivered to the Investor or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system.  As of their respective filing dates, the SEC Documents filed during any time before the Reverse Merger, complied in all material respects with the requirements of the 1934 Act applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.  .

4.	ENVIRONMENTAL ISSUES

(a)
Compliance with Environmental Laws.  Each Group Member is currently in compliance with all Environmental Laws in all material respects, has at all times complied with all Environmental Laws in all material respects and is in possession of all required environmental Permits.

(b)
Environmental Hazards. There is no material condition or circumstance in respect of any Group Member which poses a risk of harm (other than in relation to product safety or liability) to human health or safety, or the health of animals, plants or the environment.

5.	ASSETS

(a)
Status of Assets.  Each Group Member owns or has the right to use all Assets currently used by it including leasing such Assets in the conduct of its business as currently conducted and contemplated to be conducted.  The Assets (other than the leased Assets) owned by the Group are free and clear of all Encumbrances other than Encumbrance over Assets with an aggregate value less than US2,500,000 and all leased Assets are free and clear of all Encumbrances other than Encumbrance over Assets with an aggregate value less than US2,500,000.  The Assets of the Group have been properly maintained and are in good working condition subject to normal wear and tear and the typical useful lives of such Assets, are in all material respects in a condition that is adequate for their intended uses and in the aggregate sufficient to carry on the business of the Group in the ordinary cause in all material aspects as currently conducted, subject to continued repair and replacement in accordance with past practice.

(b)	Real Property.

(i)
Neither the Company nor any other Group Member is, nor has it ever been, a United States real property holding corporation within the meaning of Section 897 of the Codes and the Company will provide a statement to such effect in accordance with the Code and the regulations thereunder upon the request of the Investor.

(ii)
The real property of the Group (the "Real Property") comprises all the land, buildings and premises (as well as the fixed attached thereto) currently owned, occupied or used by the Group or in respect of which the Group has any estate, interest, right or title.  The description of the Real Property as set forth in the Disclosure Schedule is true and complete.

(iii)
The Group has proper legal title to the land use rights and building ownership rights in respect of the Real Property (including possession of the land use rights certificates and building ownerships certificates) and is, subject to compliance with all applicable laws of the PRC, entitled to transfer, sell, mortgage or otherwise dispose of the Real Property and there are no occupancy rights or Encumbrances in favor of third parties affecting it.

(iv)
The original land grant fee for the land use rights of any Real Property was paid in full, and no further amounts are currently owing in respect thereof.  No other fees or other payments are owing under the relevant granted land use rights contracts in respect of the Real Property. The relevant granted land use right contracts and the relevant land registration card contain no restrictions on any Group Member to use the Real Property for which they are currently being used by the Group.

(v)
For any land use rights allocated (but not granted) to any Group Member, such Group Member has complied with all restrictions set forth in the land use rights certificate for such allocated land use rights.

(vi)	There are no claims pending or to the knowledge of the Company or Mr. Han, threatened that would result in the creation of any Encumbrance against any Real Property.

(vii)
To the knowledge of the Company or Mr. Han, there are no zoning or other applicable laws currently in effect that would prevent or limit any Group Member from conducting its operations on the Real Property as they are currently conducted.

(c)	Insurance.

(i)
All Assets of the Group and the Real Property that are of an insurable nature have at all times been and are insured in amounts to the full replacement value thereof against such risks as are, in accordance with commercial best practices, normally insured against in the PRC in the industry in which the Group operates or possesses such assets.  Each of such insurances has been obtained from a well-established and reputable insurer.  Each Group Member has at all times been adequately covered against risks normally covered by insurance taken out by companies carrying on the same type of business or having similar assets as the Group in China.

(ii)
No Group Member has suffered any uninsured losses in excess of US$100,000 or waived any rights or claims of material or substantial value with respect to any policy of insurance or allowed any insurance to lapse.

(iii)
No claim under any policy of insurance taken out in connection with the business or assets of any Group Member is outstanding and there are no facts or circumstances likely to give rise to such a claim.

(d)	Leases.

(i)
The Investor has been provided with true and complete copies of all real property leases (the "Leases") in respect of real property used by the Group that is not owned by the Group (the "Leased Properties").  Each of the Group Members is in compliance in all material respects with the terms and conditions of each Lease to which it is a party.

(ii)
Each of the Group Members has the right to use the Leased Properties leased to it under the provisions of the relevant Leases.  Each such Lease has been executed and is valid and binding on the parties thereto, all rent and other sums and charges payable by such Group Member as tenant thereunder are current, no notice of default or termination under such Lease is outstanding, and no termination event or condition or uncured default on the part of such Group Member exists under such Lease. To the best knowledge of the Company or Mr. Han, there is no underlying mortgage, deed of trust, lease, grant of term or other estate in or interest affecting any Leased Properties material to the operations of the Group, that is superior to the interest of such Group Member as tenant under the applicable Lease.

(iii)
The Leases contain no material restriction on business currently operated on such property or any right for the lessor or landlord to terminate the lease prior to expiration of its term (unless the lessee defaults on rental payment, breaches the lease terms).

(iv)
There is no reason for the Company or Mr. Han to believe that any of the landlords named in the Leases does not possess the legal right to lease the Leased Properties at the time of the grant of the relevant Lease.

(v)	None of the Group Members, XD Engineering or Mr. Han has any ownership, financial or other interest in the landlord under any Lease.

(vi)	Each of the Group Members has full legal right, power and authority to lease the land use rights of its Real Property to any Person.

(e)	Products.

(i)
No Group Member has designed, manufactured, sold, leased, distributed or supplied products or services which are, were, are likely to become, or are alleged to be, faulty or defective in any material respect, or which do not comply with any warranties or representations expressly or impliedly made by any Group Member, or with any relevant law in any material respect.

(ii)
There have not been any product recalls, material reworks or post-sale warnings issued by any Group Member or by agents acting on its behalf relating to any product designed, manufactured, distributed, sold, leased or supplied by it nor any internal investigation or consideration by any Group Member or decision concerning whether or not to do so.

(iii)
There is no action, suit, claim, inquiry, proceeding or investigation in any case by or before any court or governmental body pending or, to the knowledge of each Group Member, XD Engineering or Mr. Han threatened, against or involving the business of any Group Member relating to any product alleged to have been sold or leased by any Group Member and alleged to have been defective which could reasonably be expected to cause a Material Adverse Change.

(iv)
All products sold by the Group and required to be certified by the original equipment manufacturers have been properly certified by the original equipment manufacturers. Such certifications have been properly obtained by the Group and are currently effective. There are no events or circumstances, to the best knowledge of each Group Member, XD Engineering or Mr. Han, that could result in the revocation, suspension or termination of such certifications, or the refusal by the relevant parties to renew such certifications.

6.	CONTRACTS AND TRANSACTIONS

(a)	Validity of Contracts.

(i)
No Group Member is in breach of or has knowledge (actual or constructive) of the invalidity of or grounds for rescission, avoidance or repudiation of any Material Contract or other material transaction to which such Group Member is a party, nor has any Group Member received notice of any intention to terminate any such Material Contract or repudiate or disclaim any other material transaction.

(ii)
To the knowledge of the Company, no party with whom any Group Member has entered into any Material Contract is in default thereunder being a default which, individually or when aggregated with all other such defaults, would have an adverse effect on the financial or trading position or prospects of any Group Member.

(iii)
From January 1, 2008 through the date hereof, no Person (being a customer or distributor of the Principal Business or otherwise) that receives products or services from the Group with respect to the Principal Business pursuant to any Material Contract has provided written notice to any Group Member terminating such contract or providing written notice of non-renewal pursuant to any automatic renewal provision thereunder.  In addition, no Person (being a customer or distributor of the Principal Business or otherwise) that currently receives products or services from the Group pursuant to a Material Contract has given written notice to any Group Member or, to the knowledge of any Group Member, has given notice (whether or not in writing) to any Group Member, alleging that any Group Member is in material breach of such contact, or terminating such contract or providing notice of non-renewal pursuant to any automatic renewal provision thereunder, or advising any Group Member that such Person intends to materially reduce its purchases of products or services pursuant to such contract, or to otherwise alter its business relationship with the Group to the detriment of the Group.

(iv)
From January 1, 2008 through the date hereof, no Person that supplies any parts or any other materials necessary for the Group to conduct the Principal Business pursuant to a Material Contract with any Group Member has provided written notice to any Group Member terminating such contract or providing notice of non-renewal pursuant to any automatic renewal provision thereunder.  In addition, no Person that currently supplies parts or materials to the Group pursuant to a Material Contract has given written notice to any Group Member or, to the knowledge of any Group Member, has given notice (whether or not in writing) to any Group Member, alleging that any Group Member is in material breach of such contract, or terminating such contract or providing notice of non-renewal pursuant to any automatic renewal provision thereunder, or advising any Group Member that such Person intends to materially reduce its sales of parts or materials pursuant to such contract, or to otherwise alter its business relationship with the Group to the detriment of the Group in any material respect.

(b)
Material Contracts.  Other than the Transaction Documents and those Contracts copies of which are referenced in the Disclosure Schedule, no Group Member is a party to, or bound by any Material Contract (as defined below).   The following Contracts shall be deemed to be "Material Contracts":

(i)	any Contract entered into having a total contract value greater than US$5,000,000;

(ii)	any agreement or arrangement otherwise than by way of negotiation at arm's length having a total contract value greater than US$250,000 (or its equivalent in other currencies);

(iii)
any sale or purchase option or similar Contract or arrangement affecting any Asset the value of which exceeds US$5,000,000 and which is owned or used by any Group Member or by which any Group Member is bound, except for a finance lease entered into in the ordinary course of business;

(iv)	any Contract which cannot readily be fulfilled or performed by any Group Member on time or without undue or unusual expenditure of money or effort;

(v)
any Contract which the Group does not have the technical and other capabilities or the human and material resources to enable it to fulfill, perform and discharge all its outstanding obligations in the ordinary course of business without realizing a loss on closing of performance;

(vi)
any Contract restricting the freedom of any Group Member to provide and take goods and services or to manage its own business affairs by such means and from and to such Persons as it may from time to time think fit;

(vii)
any Contract pursuant to which (a) any Group Member incurs indebtedness with the aggregate amount of principal and interest payments greater than US$1,000,000 or (b) any Group Member provides any guarantee in excess of US$1,000,000;

(viii)	any Contract whereby any Group Member is, or has agreed to become, a member of any joint venture, consortium or partnership or other unincorporated association;

(ix)	any Contract with a customer, distributor, advertiser or advertising agency or any other Person that has a total contract value greater than US$5,000,000 on an annual basis;

(x)	any Contract that is void, illegal, unenforceable or which contravene any applicable laws and regulations;

(xi)	any Contract with a supplier or service provider which constitutes five percent or more of the total supply of goods or services received by any Group Member on an annual basis;

(xii)	any Contract that prohibits or restricts the sale, disposal or transfer of any Equity Securities (or any interests therein) owned by the Company;

(xiii)	any stockholder agreements, joint venture agreements or partnership agreements; and

(xiv)	any employment contracts or arrangements in excess of US$ 100,000 (or its equivalent in other currencies) and the employment contracts of the ten (10) most highly compensated employees.

(c)
Adverse Transactions.  No act or transaction (including the issuance and sale of the Series D Preferred Stock) has been effected by any Group Member in consequence of which any Group Member is or may be liable to (i) (1) refund the whole or part of any investment grant from any government or quasi-governmental body or other grant received by virtue of any statute; (2) repay in whole or in part any government or local authority loan; or (3) lose the benefit of any financial concession or Tax relief or Tax holiday accorded to any Group Member by any authority; or (ii) as a result of which any grant for which application has been made by any Group Member will or may not be paid or will or may be reduced pursuant to the present practice of the appropriate authority. All Tax rates applied to any Group Member are based upon the valid application of relevant Tax law or binding policy, to the Company's knowledge, are not being and will not in future be challenged by any relevant Governmental Authority, and no Group Member has suffered or will suffer any losses relating thereto.

(d)
Finance Documents.  Other than as disclosed in the Existing Financial Statements, there are no loans, guarantees, Encumbrances or unusual liabilities given, made or incurred by or on behalf of any Group Member (and, in particular but without limiting the foregoing, no loans have been made by or on behalf of any Group Member to any directors or stockholders of any Group Member) and no Person has given any guarantee of or security for any overdraft, loan or loan facility granted to any Group Member.

(e)
Related Party Transactions. There are no Contracts, understandings, transactions or proposed transactions between any Group Member on the one hand and any Related Party on the other hand.  No Related Party is indebted to any Group Member, nor is such Group Member indebted (or committed to make loans or extend or guarantee credit) to any Related Party.  No Related Party has any direct or indirect ownership in any business entity with which any Group Member is affiliated or with which such Group Member has a business relationship, or any business entity that competes with such Group Member.

(f)
Authority to Enter into Contracts.  No Group Member has given any powers of attorney or other authority express or implied which is still outstanding or effective to any Person to enter into any Contract or commitment to do anything on its behalf other than the authority given to (i) board members, officers or employees to enter into agreements in the normal course of their duties and (ii) authorized representatives and agents to undertake certain governmental filings.

(g)
Brokers and Finders. None of the Company, XD Engineering or Mr. Han has retained any investment banker, broker, or finder and there are no fees or charges due or payable to third parties in connection with the transactions contemplated by this Agreement.

7.	FINANCIAL MATTERS

(a)
Financial Statements.  Each of the Existing Financial Statements has been prepared in accordance with US GAAP, applied on a consistent basis, and shows a true and fair view of the state of affairs, assets and liabilities, financial position and profit or loss of each Group Member including (a) all transactions between or among Related Parties,  (b) the compensation for all officers and directors of each Group Member, (c) all of the existing Equity Securities, and (d) all bad and/or doubtful account receivable and reserves therefor as at the respective dates thereof and for the periods covered thereby and are not affected by any unusual or non-recurring items not covered therein.  Without limiting the generality of the foregoing, all of the revenues of each Group Member in each of their financial statements are timely and properly recorded in accordance with US GAAP, PRC GAAP or IFRS, as applicable.

(b)
No Change in Accounting Policy. No change in the policies of accounting has been made in preparing the accounts of the Group or any Group Member for each of the previous financial periods of the Group or any Group Member ended on the Latest Accounts Date, except as stated in the accounts for such period.

(c)
Changes in Net Assets.  Since the Latest Accounts Date and at all times up to the Completion Date, no material change has occurred to the assets and liabilities (whether actual or contingent) shown in the Existing Financial Statements and there has been no material reduction in the value of the net assets of any Group Member on the basis of the valuations methodology applied to the Existing Financial Statements.

(d)
Depreciation. The fixed assets of each Group Member covered in the Existing Financial Statements have been or will be, as applicable, depreciated in accordance with US GAAP, PRC GAAP or IFRS, as applicable.  The value of each Asset has been properly reflected in the Existing Financial Statements.

(e)
No Acceleration of Borrowings.  No borrowing of any Group Member has become or is now due and payable, or capable of being declared due and payable, before its normal or originally stated maturity and no demand or other notice requiring the payment or repayment of money before its normal or originally stated maturity has been received by such Group Member.

(f)
Projections.  In connection with the transactions contemplated by the Transaction Documents, the Company has furnished to the Investor certain projected budgets, financial statements and forecasts.  Such projected budgets, financial statements and forecasts were prepared by the Company in good faith based on its best knowledge, information and belief.

(g)
Provision and Reserve.  Full provision or reserve has been made by the Company in the Existing Financial Statements (i) for all Taxes, including deferred or provisional taxation in respect of the accounting period ended on or before the Latest Accounts Date and the Management Accounts Date, as the case may be, for which any Group Member was then or might at any time thereafter become or has become liable including (without limitation) Taxes; and (ii) for all doubtful account receivables.

(h)
Books and Financial Records.  All the accounts, books, registers, ledgers and financial and other material records of whatsoever kind of each Group Member have been fully properly and accurately kept and completed in all material respects; there are no inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and trading position of the Group and of its facilities and machinery, fixed and current assets and liabilities (actual and contingent), debtors, creditors and work-in-progress.

(i)
Special Financial Arrangements. The Group has not factored any of its debts or entered into any financing arrangement of a type which would not require to be shown or reflected in the Existing Financial Statements.

(j)
Distribution.  All amounts paid or otherwise distributed by any Group Member to its direct or indirect equity holders (other than to another Group Member) for dividend, distribution, share redemption or repurchase or similar transactions have been paid or otherwise distributed in compliance with all legal and accounting requirements.

(k)
Accountants.  As of the date of this Agreement, the Company's accounting firm is Moore Stephens Hong Kong.  To the knowledge of the Company, such accounting firm: (i) is a registered public accounting firm as required by the 1934 Act and (ii) issued its opinion with respect to the financial statements included in the Company's annual report for the year ending December 31, 2010.

(l)
No Disagreements with Accountants or Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants or lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.

(m)
Solvency.  Based on the consolidated financial condition of the Company as of the Completion Date, after giving effect to the receipt by the Company of the Proceeds, the current cash flow of the Company and the cash it would receive if it were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its Liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Completion Date.

8.	TAX, RECORDS AND RETURNS

(a)
Compliance with Laws.  No Group Member is or has at any time been in violation in any material respect of any applicable law or regulation regarding Tax which may result in any material liability or criminal or administrative sanction or otherwise have an adverse effect on any Group Member, other than such violation that has been rectified or resolved and does not have any pending, or possible future, liability or criminal or administrative sanction or otherwise.

(b)
Tax Returns and Payments.  Each Group Member has duly and timely filed all material Tax Returns as required by law, and such Tax Returns are true and correct in all material respects.  Each Group Member has paid all material Taxes when due and none of them is or will become liable to pay any fine, penalty, surcharge or interest in relation to such Tax with respect to activities of any Group Member, other than Taxes contested in good faith for which sufficient reserve has been made.

(c)
Deductions and Withholdings.  Each Group Member has made all deductions and withholdings in respect, or on account, of any Tax from any payments made by it which it is obliged by law to make and has duly and timely accounted in full to the appropriate Governmental Authority for all amounts so deducted or withheld.

(d)	Tax Avoidance Transactions. No Group Member has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

(e)
Non-U.S. Tax Avoidance Transactions.  No Group Member has entered into or been engaged in or been a party to any transaction, scheme or arrangement which, for purposes of the Tax laws of any jurisdiction outside the United States, is artificial or fictitious or any such transaction or series of transactions or scheme or arrangement of which the main or dominant purpose or one of the main or dominant purposes was the avoidance or deferral of or reduction in the liability to Tax in any such jurisdiction outside the United States of any Group Member.

(f)
Preferred Tax Treatments.  All exemptions, reductions and rebates of Taxes granted to any Group Member by a Governmental Authority are in full force and effect and have not been terminated.  The transactions contemplated under the Transaction Documents will not, and, to the best knowledge of the Company, there is no other circumstance or event that will, result in any such exemption, reduction or rebate being cancelled or terminated, whether retroactively or for the future.

(g)
Tax Audits and Assessments.  No unresolved deficiencies with respect to any Tax Returns filed by any Group Member (or any other Taxes for which any Group Member may be liable) have been proposed or assessed against or with respect to any Group Member (and there is no outstanding audit, assessment, dispute or claim concerning any material Tax liability of any Group Member pending or raised), in each case by any Governmental Authority in writing to any Group Member, except with respect to matters for which adequate reserves have been established in accordance with US GAAP.

(h)
Not Party to a Spin-off.  The Company has not been a "distributing corporation" or a "controlled corporation" in any distribution occurring during the last two years intended to qualify under Section 355 of the Code.

(i)
No Withholding on Purchase or Sale of Shares by Investor.  No withholding of any Tax imposed by the PRC or any political subdivision or authority thereof is required (and no PRC Tax is otherwise payable) with respect to (i) the initial purchase of the Series D Preferred Stock by the Investor, (ii) the redemption or conversion thereof, (iii) any payment to the Investor thereon or under any Transaction Document or (iv) the sale of any Series D Preferred Stock, or any Common Share received upon conversion thereof, by the Investor, in each case so long as the Investor does not hold any shares of the Series D Preferred Stock or Common Shares, as applicable, through a permanent establishment in the PRC.

9.	OPERATIONS

(a)	Changes Since Latest Accounts Date.

(i)	General Changes. Since the Latest Accounts Date:

(1)	the business of the Group has been carried on in the ordinary course and so as to maintain the same as a going concern;

(2)	there has been no material adverse change in the financial position or trading prospects of the Group; and

(3)	there has been no agreement or commitment by any Group Member to do any of the things described in Clause 9(ii).

(ii)	Specific Changes. Except where necessary to perform its obligations under the Transaction Documents, since the Latest Accounts Date:

(1)
no Group Member has assumed or incurred any Liabilities (actual or contingent) or expenditure otherwise than in the ordinary course of carrying on its business or entered into any transaction which is not in its ordinary course of business;

(2)
no amount secured by the mortgages, charges or Encumbrances disclosed in the accounts and management accounts has been increased beyond the amount shown in the accounts and management accounts and no mortgage, charge or Encumbrance has been created since the Latest Accounts Date other than in the ordinary course of business;

(3)
no business of any Group Member has been adversely affected by the loss of any important contract or customer or source of supply or by any abnormal factor not affecting related businesses similar to any Group Member to a like extent and the Company is not aware of any facts which are likely to give rise to any such effects;

(4)	except as requested by the Investor and approved by the Company on or prior to Completion, no Group Member has appointed an auditor or changed its existing auditor;

(5)	no dividends, bonuses or distributions have been declared, paid or made;

(6)	no Group Member has ceased to conduct or carry on its business, approved the development of any new line of business or changed any part of its business activities in any material respect;

(7)	no Group Member has employed or terminated any Senior Manager;

(8)	no Group Member has entered into any joint venture or partnership with any Person;

(9)
no Group Member has settled, compromised or conceded any litigation, legal proceedings, arbitration, mediation or other dispute resolution procedures involving an amount, individually or in the aggregate, exceeding US$1 million;

(10)	no Group Member has changed its financial year end or accounting policies;

(11)
save for resolutions copies of which have been delivered to the Investor prior to the date hereof or which are required to be passed by any Group Member prior to Completion in order to satisfy the conditions set out in the Transaction Documents, no board or stockholders' resolutions of any Group Member have been passed;

(12)	there has not been any waiver or compromise granted by any Group Member of a valuable right or of a material debt owing to it; and

(13)	there has been no change to or waiver of any right under any Material Contract or agreement with a value in excess of US$1 million.

(iii)
Current Operations.  To the Company’s knowledge, there is no existing fact or circumstance that may have a Material Adverse Effect on the ability of any Group Member to conduct its business as currently conducted or contemplated to be conducted.

10.	EMPLOYEES

(a)	Status of Employees.

(i)	No Group Member has at any time since its establishment had, or is being threatened by, any strike, collective work stoppage or other material labor issue.

(ii)	Each Group Member has complied with all applicable laws regarding employees, employee benefits, employee safety and labor matters for all employees of the Group.

(b)
Employment Agreements and Compensation Arrangements.  Except as required by law, no Group Member is a party to or is bound by any currently effective employment contract (other than contracts that can be terminated on an at-will basis), deferred compensation agreement, pension, provident, superannuation, life assurance, disability or other similar schemes or arrangements, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement.  To the extent that any such arrangements as described in the foregoing are required to be entered into by law, the Company shall provide copies of such arrangements to the Investor.  Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable Company stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under US GAAP and applicable law. No stock option granted under the Company's stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(c)
Status of Employees.  No Senior Manager, officer or key employee, or any group of key employees, intends to terminate their employment with any Group Member, nor does such Group Member have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Group is terminable at will by its respective employer.

(d)	Withholding Tax. All amounts required to have been withheld by the Group with respect to employee salaries (including employees who have been treated as consultants) have been withheld.

(e)
Trade Union.  Unless otherwise required by law, no Group Member has any agreement or other arrangement (binding or otherwise) with any trade union or other body representing its employees or any of them nor does it recognize any trade union or other body representing its employees or any of them for negotiating purposes.

11.	CLAIMS AND PROCEEDINGS

(a)
No Litigation.  None of any Group Member, XD Engineering or Mr. Han is engaged in or has been notified that it is the subject of any litigation, arbitration or administrative or criminal proceedings (collectively, "Litigation"), whether as plaintiff, defendant or otherwise, which may give rise to a claim against such Group Member.   There is no judgment, decree, or order of any court in effect against any Group Member, and no Group Member is in default with respect to any order of any Governmental Authority to which it is a party or by which it is bound.

(b)
No Pending Proceedings.  No Litigation is pending or threatened against any Group Member, XD Engineering or Mr. Han.  There are no facts or circumstances likely to give rise to any Litigation against any Group Member, XD Engineering or Mr. Han or any such Litigation against any stockholder or any director, officer  of any Group Member.

(c)
No Undertaking; No Injunction.  None of any Group Member, XD Engineering or Mr. Han, and no director or officer of any Group Member is party to any undertaking or assurance given to any Governmental Authority or the subject of any injunction relating to such Group Member's business that is still in force.

(d)
No Insolvency.  No order has been made and no resolution has been passed for the winding up or liquidation or dissolution of any Group Member.  No distress, execution or other process has been levied on the whole or a substantial part of the assets of any Group Member.  No Group Member is insolvent or unable to pay its debts as they fall due.

(e)
No Investigation or Inquiry.  No Group Member is the subject of any investigation or inquiry by any Governmental Authority and there are no facts which are likely to give rise to any such investigation or inquiry.

12.	INTELLECTUAL PROPERTY

(a)
Proper Acquisition.  Details of all Intellectual Property owned by each Group Member are set out in the Disclosure Schedule.  None of such Intellectual Property has been wrongfully or unlawfully acquired by any Group Member.

(b)
No Infringement.  The processes and methods employed, the services provided, the businesses conducted, and the products manufactured, used or dealt in by any Group Member do not, or at the time of being employed, provided, conducted, manufactured, used or dealt in by any Group Member did not infringe the rights of any other Person in any Intellectual Property.  To the knowledge of the Company, there is not, nor has there been at any time, any unauthorized use or infringement by any Person of any of the Intellectual Property owned or otherwise required for the business of any Group Member.

13.	DISCLOSURE

(a)
Full Disclosure.  There is no fact or circumstance relating to the affairs of any Group Member which has not been disclosed to the Investor and which if disclosed might reasonably have been expected to influence the decision of the Investor to purchase the Series D Preferred Stock including the amount of the Consideration.

(b)
Representation.  Except for the representations and warranties contained in this Schedule and any other Transaction Document, none of the Company, Mr. Han, or any other Group Member makes any representations or warranties, and the Company, Mr. Han hereby disclaim any other representations and warranties, whether made by the Company, Mr. Han, any Group Member, or any of their officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any other Transaction Document, the transactions contemplated hereby, any Group Member, notwithstanding the delivery or disclosure to the Investor or its representatives of any document or other information with respect to any one or more of the foregoing.

14.	SECURITIES ISSUANCE

(a)
Acknowledgment regarding the Investor's Purchase of Securities.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Investor, prior to the Completion, (i) does not have the right to appoint or designate, and has not appointed an officer of the Company or designated a director of the Board or any of its Subsidiaries, (ii) is not an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, is not a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).

(b)
No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of the other Group Members or their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Series D Preferred Stock.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

(c)
No Integrated Offering.  None of the Company, or any Group Member, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Purchased Shares under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Purchased Shares to require the approval of the stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, or any Group Member, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Purchased Shares under the 1933 Act or cause the offering of the Purchased Shares to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(d)
Dilutive Effect.  The Company, XD Engineering and Mr. Han understand and acknowledge that the number of Conversion Shares issuable upon conversion of the Series D Preferred Stock will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Series D Preferred Stock in accordance with this Agreement and the Certificate of Designations is absolute and unconditional (subject to any restrictions and limitations on convertibility or exercisability, as applicable, as set forth in the Certificate of Designations), regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(e)
Registration Rights.  To the Company's knowledge, no facts or circumstances exist that would inhibit or delay the preparation and filing of the registration statement with respect to the Purchased Shares and the Conversion Shares in accordance with the Registration Rights Agreement.  Except pursuant to that certain securities purchase agreement dated as of November 27, 2009 among the Company and the buyers named therein, no Person has any right to cause the Company or any Subsidiary to effect the registration under the 1933 Act of any securities of the Company or any Subsidiary.

SCHEDULE 3

THE INVESTOR WARRANTIES

1.
The Investor is a company duly incorporated and existing under the laws of the Cayman Islands, and is wholly owned by Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd, a Cayman Islands limited liability company.

2.
The Investor has the full power and authority to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby.  The execution and delivery by the Investor of this Agreement and the performance by the Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of the Investor.  Assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

3.	The execution, delivery and performance of this Agreement by the Investor will not:

(a)	breach or constitute a default under any provision of the Memorandum of Association or Articles of Association or equivalent charter documents of the Investor;

(b)
conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a material default under, any agreement to which the Investor is a party or by which the Investor is bound;

(c)	violate any court order, judgment, injunction, award, decree or writ against, or binding upon, the Investor or upon its securities, properties or business; or

(d)	result in violation or breach of or default under any law.

4.	The funds used by the Investor to purchase the Purchased Shares have been legally obtained by the Investor.

5.	The Investor is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the 1933 Act, as presently in effect.

SCHEDULE 4

THE KEY HOLDER WARRANTIES

1.	XD Engineering is a company duly incorporated and existing under the laws of the British Virgin Islands.

2.
Each of XD Engineering and Mr. Han has the full power and authority to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby.  The execution and delivery by XD Engineering or Mr. Han of this Agreement and the performance by XD Engineering or Mr. Han of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of the Investor.  Assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of XD Engineering and Mr. Han, enforceable against XD Engineering or Mr. Han (as the case may be) in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

3.	The execution, delivery and performance of this Agreement by XD Engineering or Mr. Han, will not, where applicable:

(a)	breach or constitute a default under any provision of the Memorandum of Association or Articles of Association or equivalent charter documents of XD Engineering;

(b)
conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a material default under, any agreement to which XD Engineering or Mr. Han (as the case may be) is a party or by which XD Engineering or Mr. Han (as the case may be) is bound;

(c)	violate any court order, judgment, injunction, award, decree or writ against, or binding upon, XD Engineering or Mr. Han (as the case may be) or upon its securities, properties or business; or

(d)	result in violation or breach of or default under any law.

4.	Mr. Han directly owns 8,127,533 shares of the Common Stock.

5.	XD Engineering directly owns legally and beneficially (i) 24,382,598 shares of the Common Stock and (ii) all outstanding shares of the Series B Preferred Stock of the Company.

SCHEDULE 5

List of Senior Managers

HAN Jie	Chief Executive Officer
ZHANG Taylor	Chief Financial Officer
MA Qingwei	Chief Operating Officer, Acting Chief Administrative Officer
MA Junjie	Acting Chief Technology Officer

EXHIBIT A

THE CERTIFICATE OF DESIGNATION

EXHIBIT B

FORM PLEDGE AGREEMENT

EXHIBIT C

AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION OF THE COMPANY

EXHIBIT D

AMENDED AND RESTATED BY-LAWS OF THE COMPANY

EXHIBIT E

DIRECTOR INDEMNIFICATION AGREEMENT

EXHIBIT F-1

CERTIFICATE OF INCUMBENCY AND AUTHORITY OF COMPANY

[Letterhead of the Company]

[Date]

[_____] and
[_____]
[_____]
Attention: [_____]

Certificate of Incumbency and Authority

Reference is made to the Securities Purchase Agreement dated as of August 15, 2011 (the "Agreement") by and among China XD Plastics Company Limited, a corporation organized and existing under Chapter 78 of the Nevada Revised Statutes of the State of Nevada of the United States of America (the "Company"); MSPEA Modified Plastics Holding Limited, a company incorporated and existing under the laws of the Cayman Islands (the "Investor"); XD. Engineering Plastics Company Limited, a company incorporated and existing under the laws of the British Virgin Islands ("XD Engineering"); and Mr. JIE HAN, a PRC Citizen (the "Securities Purchase Agreement").  Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Securities Purchase Agreement.

I, the undersigned, [Chairman/Director] of ____________________ (the "Company"), duly authorized to do so, hereby certify on behalf of the Company that the following are the names, offices and true specimen signatures of the persons [each] [any two] of whom are, and will continue to be, authorized:

(a)           to sign the certifications provided for in Section 3.1 of the Securities Purchase Agreement; and

(b)           to take any other action required or permitted to be taken, done, signed or executed under the Securities Purchase Agreement or any other agreement to which the Investors and the Company may be parties.

*Name	Office	Specimen Signature
________________________	________________________	________________________
________________________	________________________	________________________
________________________	________________________	________________________

*As may be changed by the Company at any time by issuing a new Certificate of Incumbency and Authority authorized by the Board of Directors of the Company where applicable.

You may assume that any such person continues to be so authorized until you receive written notice from an Authorized Representative of the Company that they, or any of them, is no longer so authorized.

Yours truly,

CHINA XD PLASTICS COMPANY LIMITED

______________________________

By: __________________________

Name: ________________________

Title: [Chairman/Director]

 EXHIBIT F-2

CERTIFICATE OF INCUMBENCY AND AUTHORITY OF INVESTOR

 [Letterhead of the Investor]

[Date]

CHINA XD PLASTICS COMPANY LIMITED,
XD. ENGINEERING PLASTICS COMPANY LIMITED and
JIE HAN
Attention: [_____]

Certificate of Incumbency and Authority

Reference is made to the Securities Purchase Agreement dated as of August 15, 2011 (the "Agreement") by and among China XD Plastics Company Limited, a corporation organized and existing under Chapter 78 of the Nevada Revised Statutes of the State of Nevada of the United States of America (the "Company"); MSPEA Modified Plastics Holding Limited, a company incorporated and existing under the laws of the Cayman Islands (the "Investor"); XD. Engineering Plastics Company Limited, a company incorporated and existing under the laws of the British Virgin Islands ("XD Engineering"); and Mr. JIE HAN, a PRC Citizen (the "Securities Purchase Agreement").  Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Securities Purchase Agreement.

I, the undersigned, [Director] of the Investor, duly authorized to do so, hereby certify on behalf of the Investor that the following are the names, offices and true specimen signatures of the persons each of whom is, and will continue to be, authorized:

(a)           to sign the certifications provided for in Section 3.2 of the Securities Purchase Agreement; and

(b)           to take any other action required or permitted to be taken, done, signed or executed under the Securities Purchase Agreement or any other agreement to which the Investor may be parties.

*Name	Office	Specimen Signature
________________________	________________________	________________________
________________________	________________________	________________________
________________________	________________________	________________________

You may assume that any such person continues to be so authorized until you receive written notice from an Authorized Representative of the Investor that they, or any of them, is no longer so authorized.

Yours truly,

MSPEA MODIFIED PLASTICS HOLDING LIMITED

______________________________

By: ___________________

Name: _________________

Title: [Director]

*As may be changed by the Company at any time by issuing a new Certificate of Incumbency and Authority authorized by the Board of Directors of the Company where applicable.

EXHIBIT G

COMPANY WIRE INSTRUCTION